Exhibit 10.9

CREDIT AGREEMENT

This Credit Agreement (this "Agreement"), entered into as of April 30, 2012 by and between FAAC INCORPORATED, a Michigan corporation, ("Borrower"), AROTECH CORPORATION, a Delaware corporation, ("Parent") and FIFTH THIRD BANK, an Ohio banking corporation ("Lender"), is as follows:

Section 1. Definitions; Construction.

1.1 Definitions.  Certain capitalized terms used herein and not otherwise defined herein have the meanings set forth on any exhibit hereto or in a Security Document.  All financial terms used in this Agreement but not defined on the exhibits or in the other Loan Documents have the meanings given to them by GAAP.  All other uncapitalized terms have the meanings given to them in the Uniform Commercial Code, as now or hereafter enacted in the State of Michigan.  The following definitions are used herein:

"Affiliate" means, as to any Person (the "Subject Person"), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Subject Person.  For purposes of this definition, "control" of a Person means the power, direct or indirect, (a) to vote 5% or more of the securities (or other Ownership Interests) having voting power for the election of directors (or managers in the case of a limited liability company) of the Person or (b) otherwise to direct or cause the direction of the management and policies of the Person, whether by contract or otherwise.  Notwithstanding the foregoing, each officer, director and shareholder of any Loan Party will be in any event be deemed to be an Affiliate of such Loan Party for purposes of this Agreement.

"Borrower's Facilities" means, collectively, those facilities described on Schedule 1.1(a) which are owned or leased by a Loan Party.  "Borrower's Facility" means each of the foregoing facilities.

"Borrowing Base" means, as of the relevant date of determination, the sum of:  (a) up to 80% of the net amount of Eligible Billed Accounts (i.e., less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed), plus (b) 50% of the net amount of Eligible Unbilled Accounts, plus (c) 40% of the net amount of Eligible Inventory valued at the lower of fair market value or cost based on FIFO, plus, (d) until the earlier of (i) the date on which Lender disburses the Term Loan, or (ii) June 30, 2012, $1,100,000, less (e) all then Borrowing Base Reserves; provided, however, that the portion of the Borrowing Base attributable to Eligible Unbilled Accounts shall not exceed $4,500,000 at any time, and provided, further, that the portion of the Borrowing Base attributable to Eligible Inventory shall not exceed $2,500,000 at any time.

"Borrowing Base Reserves" means those reserves against the Borrowing Base implemented by Lender from time to time in good faith based on such credit and collateral considerations as Lender may deem appropriate to reflect contingencies or risks which may adversely affect any or all of the Loan Collateral, the business, operations, or financial condition of the Loan Parties or the security of the Obligations, including 100% of the aggregate net mark-to-market exposure, as determined by Lender in good faith, of all Rate Management Obligations then owing by Borrower to Lender or its Affiliate under a Rate Management Agreement.

"Business Day" means (a) any day on which commercial banks in Cincinnati, Ohio are required by law to be open for business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans bearing interest with reference to the LIBOR Rate, any day (other than a Saturday or Sunday) on which commercial banks are open in New York, New York and London, England for dealings in deposits in the London Interbank Market.  Periods of days referred to in this Agreement will be counted in calendar days unless Business Days are expressly prescribed.

"Change of Control" means any of the following (or any combination of the following) whether arising from any single transaction or event or any series of transactions or events (whether as the most recent transaction in a series of transactions) which, individually or in the aggregate, results in:

(a) a change in the ownership of Borrower, such that the Parent fails to:  (i) own legally and beneficially, free and clear of any Liens, at least 80% of the outstanding Ownership Interests of Borrower or (ii) have the power to direct or cause the direction of the management and policies of Borrower; or

(b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities Exchange Commission thereunder as in effect on the date hereof), of Ownership Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Ownership Interests of the Parent; or

(c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or

(d) the acquisition of direct or indirect control of the Parent by any Person or group.

"Closing Date" means April 30, 2012 or such other date as is mutually agreeable to Borrower and Lender.

"Commercial Letter of Credit" has the meaning given in Section 2.3.

"Domestic Subsidiary" means each direct and indirect Subsidiary of the Parent which is organized under the laws of the United States of America or any state, territory or possession thereof.

"EBITDA" means the total (without duplication), in U.S. dollars, of Net Income, for the applicable period, determined in accordance with GAAP; plus (a) the aggregate amount of Borrower's depreciation and amortization expense determined in accordance with GAAP for such period to the extent deducted in the determination of Net Income; plus (b) the aggregate amount of Borrower's interest expense determined in accordance with GAAP for such period to the extent deducted in the determination of Net Income; plus (c) the aggregate amount of Borrower's income and franchise tax expense for such period to the extent deducted in the determination of Net Income.  For purposes of determining EBITDA, "Net Income" will be determined exclusive of any amounts attributable to:  (i) any upward inventory adjustments except to the extent an upward inventory adjustment is required by Borrower's independent certified public accountants under GAAP as part of preparing Borrower's annual audited financial statements and for which Lender is given notice of the amount thereof; (ii) any gain arising from the sale of capital assets; (iii) any gain arising from the write-up of any assets; (iv) any extraordinary gains and items of income; (v) any gains recognized by Borrower as earnings which relate to adjustments made by Borrower as a result of any extraordinary accounting adjustment; and (vi) any other non-operating, non-recurring gains from time to time occurring, determined in accordance with GAAP.

"EBITDA Covenant" has the meaning given in Section 5.10.

"Eligible Billed Accounts" means, as of the relevant date of determination, those trade accounts owned solely by Borrower, evidenced by Borrower's standard invoice therefor, payable in cash in U.S. dollars and which arise out of an outright, bona fide, lawful and final sale of finished goods Inventory or the provision of services in each case in the ordinary course of Borrower's business as presently conducted by it to a Person who has issued a valid and binding purchase order therefor to Borrower, and with respect to which the services covered thereby have been rendered and accepted by the account debtor or its designee or the finished goods Inventory covered thereby have been delivered to the account debtor or its designee and accepted by such account debtor or designee, (a) that are due and payable within 30 days after the invoice date therefor, (b) that are subject to the first priority security interest of Lender, (c) that are not subject to any Lien of any other Person except to the extent, if applicable, of any Permitted Liens, (d) that strictly comply with all of Borrower's warranties and representations to Lender in the Loan Documents, and (e) with regard to which Borrower strictly complies with its covenants with Lender in the Loan Documents; provided that Eligible Billed Accounts shall not include the following:

(i) Accounts with respect to which 90 days or more have elapsed since the date of the original invoice applicable thereto;

(ii) Accounts with respect to which the account debtor is a shareholder, member, partner, officer, employee or agent of Borrower or any other Affiliate of Borrower;

(iii) Accounts with respect to which the account debtor is not a resident of the United States with respect to an individual and with respect to other Persons, is not organized and qualified to do business under the laws of any State of the United States (a "Foreign Account"); provided that Foreign Accounts which are either (1) supported by an irrevocable, clean letter of credit issued (x) by a financial institution satisfactory to Lender and (y) on terms acceptable to Lender, and, if so requested by Lender, assigned or transferred to Lender for negotiation, presentment, and payment or (2) insured to the satisfaction of Lender by satisfactory credit insurance of which Lender is the sole loss payee) shall be deemed to be Eligible Accounts if such Foreign Accounts are otherwise eligible under the terms of this definition;

(iv) [intentionally reserved].

(v) [intentionally reserved].

(vi) Accounts that are subject to set-off by the account debtor or contras (except discounts allowed for prompt payment); provided that the net amount owed by such account debtor to Borrower in respect of such Account, as determined by Lender in its discretion exercised in good faith, will, if otherwise eligible, be an Eligible Billed Account;

(vii) [intentionally reserved].

(viii) Accounts owed by a particular account debtor when 25% or more of the total Accounts of such account debtor are ineligible;

(ix) Accounts owed by an account debtor which does not meet Lender's standards of creditworthiness, in Lender's judgment exercised in good faith;

(x) Accounts owed by any account debtor which has filed or has had filed against it or its Affiliates a petition for bankruptcy, insolvency, reorganization or any other type of relief under insolvency laws;

(xi) Accounts owed by an account debtor which has made an assignment for the benefit of creditors;

(xii) Accounts with respect to which the account debtor (the "Subject Customer") is located in any one or more of New Jersey, Minnesota, or West Virginia, unless, (A) with respect to Accounts with respect to which the Subject Customer is located in New Jersey, Borrower has properly qualified to do business in New Jersey or has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year, (B) with respect to Accounts with respect to which the Subject Customer is located in Minnesota, Borrower has properly qualified to do business in Minnesota or has filed a Notice of Business Activities Report with the Minnesota Division of Taxation for the then current year, or (C) with respect to Accounts with respect to which the Subject Customer is located in West Virginia, Borrower has filed, or is exempt from filing, a Business Activity Report with the Tax Commissioner of the State of West Virginia for the then current year;

(xiii) Accounts with respect to which the terms or conditions prohibit or restrict assignment or collection rights or which are evidenced by a promissory note, chattel paper or other instrument;

(xiv) Accounts which are generated by a sale on approval, a bill and hold sale, a sale on consignment, or other type of conditional sale or which are subject to progress billing;

(xv) Accounts which consist (or to the extent consisting) of (A) deposits, (B) C.O.D. sales, (C) finance charges, or (D) credits in past due balances; and

(xvi) Accounts deemed to be ineligible by Lender based upon such other credit and collateral considerations as Lender may deem appropriate, in Lender's judgment exercised in good faith.  Accounts which are deemed to be Eligible Billed Accounts, but which subsequently fail to meet the foregoing criteria for Eligible Billed Accounts, shall immediately cease to be Eligible Accounts for the purpose of determining the Borrowing Base.

"Eligible Inventory" means, as of the relevant date of determination, Inventory owned solely by Borrower and held at a Borrower's Facility which is comprised of (a) finished goods, in each case sold by Borrower in the ordinary course of business as presently conducted by it and (b) raw materials that will be converted or fabricated into finished goods in the ordinary course of Borrower's business as presently conducted by it, and excluding:

(i) work in process,

(ii) raw materials comprised of hazardous materials under applicable Environmental Laws;

(iii) obsolete, slow-moving or unsalable items of Inventory or any reserves established in Borrower's financial statements delivered to Lender in respect of any Inventory;

(iv) any Inventory in which Lender does not have a valid, first priority and fully perfected security interest;

(v) Inventory located outside the continental United States;

(vi) any Inventory (A) not in the actual possession and control of Borrower or (B) located at any leased location, public warehouse or any other location owned or controlled by a third party except (subject to any additional requirements imposed by Lender, in its discretion exercised in good faith, to protect Borrower's title thereto or Lender's Liens thereon): (1) Eligible Inventory in the possession of a warehouseman or other bailee (including an Inventory processor) if Lender has received a bailee waiver letter acceptable to Lender from such warehouseman or bailee and such warehousemen or bailee has not issued a negotiable document of title as to any of the Eligible Inventory and (2) Eligible Inventory located on premises leased by Borrower if Lender has received a landlord's waiver acceptable to Lender with respect to such premises;

(vii) any Inventory subject to a Lien (exclusive of the Liens to the extent expressly permitted by clause (a) of the definition of Permitted Liens) or subject to a claim of title by a government authority under 48 C.F.R. Section 52.232.16;

(viii) Inventory which consists of supplies, packaging or hazardous substances under applicable law;

(ix) Inventory which has been consigned to or by Borrower or has been sold to Borrower in any sale on approval or sale and return transaction;

(x) Inventory that is in transit to or from a Borrower's Facility other than Inventory that is in transit from a Borrower's Facility to another Borrower's Facility and that is in transit for less than 3 days;

(xi) Inventory (A) with respect to which insurance proceeds are not payable to Lender as loss payee in accordance with the Loan Documents or (B) which is subject to a negotiable warehouse receipt or other negotiable instrument;

(xii) Inventory that is subject to any trademark, trade name, patent or licensing arrangement, any contractual arrangement, or any law, rule or regulation that could, in any instance in Lender's judgment exercised in good faith, limit or impair the ability of Lender to promptly exercise any of its rights with respect thereto; and

(xiii) any other Inventory deemed ineligible by Lender, in its discretion exercised in good faith, based on such credit and collateral considerations as Lender may deem appropriate.  Inventory which is deemed to be Eligible Inventory, but which subsequently fails to meet the foregoing criteria for Eligible Inventory shall immediately cease to be Eligible Inventory for the purpose of determining the Borrowing Base.

"Eligible Unbilled Accounts" means, at any time, the aggregate of those amounts owing to the Borrower for which each of the following statements are true, and which Lender has not otherwise determined to be ineligible in its reasonable credit judgment:

(i) Actual services have been performed or actual work-in process Inventory has been produced which will give rise to accounts in the amount of such Eligible Unbilled Account owing by the recipient of such services or goods and there is evidence of the performance of such services or production of such goods reasonably acceptable to Lender.

(ii) Except for the fact that they have not been invoiced, such amount owing to the Borrower would constitute an Eligible Billed Account.

(iii) Such amount has been included in the Borrowing Base as an Eligible Unbilled Account for less than seventy-five (75) days.

"Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.

"ERISA" means the federal Employee Retirement Income Security Act of 1974.

"FIFO" means a first-in, first-out method of inventory cost accounting in accordance with GAAP.

"Financial Covenants" means each of the financial covenants contained in Sections 5.3, 5.10, 5.11 and 5.12.  The Financial Covenants set forth in Sections 5.3, 5.10, 5.11 and 5.12 will be based on Borrower's financial performance unconsolidated with any other Person.

"Fiscal Quarter" means, in respect of a date as of which the applicable Financial Covenant is being calculated or financial report is being furnished, any fiscal quarter of a Fiscal Year, the first Fiscal Quarter of a Fiscal Year beginning on January 1 and ending on March 31, the second Fiscal Quarter of a Fiscal Year beginning on April 1 and ending on June 30, the third Fiscal Quarter of a Fiscal Year beginning on July 1 and ending on September 30, and the fourth Fiscal Quarter of a Fiscal Year beginning on October 1 and ending on December 31.

"Fiscal Year" means Borrower's fiscal year for financial accounting purposes, beginning on January 1st and ending on December 31st.

"Fixed Charges" means, for the applicable period, the total (without duplication), in U.S. dollars, of (all as determined in accordance with GAAP):  (a) the principal amount of Borrower's long-term Indebtedness, in each case paid or which were scheduled to be paid during the applicable period, including those under the Term Loan Note; plus (b) Borrower's aggregate cash payments of  interest for the applicable period, including interest paid on the Obligations, all capital lease obligations and any other Indebtedness for the applicable period; plus (c) the principal portion of capital lease obligations paid or which were scheduled to be paid during the applicable period; plus (d) the aggregate amount of all operating lease expense and rent paid by Borrower during the applicable period; plus (e) the aggregate amount of Borrower's cash payments of income and franchise taxes for the applicable for the applicable period.

"Fixed Charge Coverage Ratio" has the meaning given in Section 5.11.

"Foreign Subsidiary" means each Subsidiary which is not a Domestic Subsidiary.

"GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as in effect at the time any determination is made or financial statement or information is required or furnished under this Agreement.

"Guarantors" means the Parent and all present and future Domestic Subsidiaries of the Parent, other than (i) the Inactive Subsidiaries and (ii) MDT Armor, provided, that, if MDT Armor is not sold or has not ceased operations on or before August 31, 2012, on September 1, 2012 MDT Armor shall be required to be a “Guarantor” hereunder and shall execute any and all Loan Documents required of a Guarantor under this Agreement.

“Guaranty” means each guaranty executed by a Guarantor, each in form and substance acceptable to Lender, entered into by any Guarantor at any time for the benefit of the Lender pursuant to this Agreement, as amended or modified from time to time.

“Inactive Subsidiary” means a Subsidiary which has no assets and conducts no business.  Schedule 1.1(b) is a list of all Inactive Subsidiaries as of the Closing Date.

"Indebtedness" means all of a Person's indebtedness, obligations, and liabilities to any other Person, including:  (a) the Obligations in respect of Borrower, including any and all Rate Management Obligations, (b) all indebtedness, obligations, and liabilities of any Person secured by a Lien on property owned by a Person, even though such Person has not assumed or become liable for the payment therefor, (c) all indebtedness, obligations, or liabilities created or arising under any guaranty or any lease of real or personal property, or conditional sales contract or other title retention agreement with respect to property used or acquired by a Person, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, and (d) all other debts, claims and indebtedness, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.

"Letter of Credit" means a Standby Letter of Credit (as defined in Section 2.3) or a Commercial Letter of Credit (as defined in Section 2.3) issued by Lender pursuant to Section 2.3.

"Letter of Credit Availability" means, as at any time, an amount equal to the lesser of (a) an amount equal to (i) $1,000,000 less (ii) the then Letter of Credit Exposure and (b) the then Revolving Loan Availability.

"Letter of Credit Collateral Account" has the meaning given in Section 6.6.

"Letter of Credit Deficiency" means any failure of the Letter of Credit Availability to be greater than or equal to zero Dollars.

"Letter of Credit Documents" means, with respect to each and every Letter of Credit, (a) a standby letter of credit application and agreement on Lender's then customary form (the "Standby Letter of Credit Application"), (b) a commercial letter of credit application and agreement on Lender's then customary form (the "Commercial Letter of Credit Application") (a Standby Letter of Credit Application and a Commercial Letter of Credit Application being collectively and each, a "Letter of Credit Application"), and (c) any other agreements, certificates, documents and information as Lender may reasonably request relating to a Letter of Credit.

"Letter of Credit Exposure" means, as at any time, the sum of (a) the Letter of Credit Face Amount of all outstanding Letters of Credit and (b) all unreimbursed drawings under any Letters of Credit (whether or not outstanding).

"Letter of Credit Face Amount" of any Letter of Credit means, as at any time, the face amount of the Letter of Credit, after giving effect to all drawings paid thereunder and other reductions of the face amount and to all reinstatements of the face amount effected, pursuant to the terms of the Letter of Credit, prior to such time.

"Letter of Credit Obligations" means, as at any time, the sum of (a) the aggregate Letter of Credit Face Amount for all Letters of Credit plus (b) the aggregate amount of Borrower's unpaid obligations in respect of all Letters of Credit (whether or not outstanding) under this Agreement and the Letter of Credit Documents, including any Indebtedness incurred or arising in connection with any Letters of Credit (including any drafts or acceptances thereunder, all amounts charged or chargeable to Borrower or Lender, including any and all Lender charges, expenses, fees and commissions, and all duties and taxes and costs of insurance which may pertain either directly or indirectly to such Letters of Credit).

"LIBOR Rate" has the meaning given in the Revolving Note and the Term Loan Note.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance, lien (statutory or other), or any preference, priority or other security agreement or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any lease deemed under the Uniform Commercial Code to be intended for security, and the authorized filing by or against a Person as debtor of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

"Loan Collateral" means, collectively, (a) all present and future accounts, inventory, general intangibles, chattel paper, instruments, investment property, documents, commercial tort claims, equipment, fixtures (as those terms are defined in the UCC) and all other personal property and all real property of each Loan Party, and (b) any other security or collateral provided from time to time by, or on behalf of, any Loan Party or any other Person for the Obligations.

"Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents, each Rate Management Agreement, the Letter of Credit Documents and every other document or agreement executed by any Person evidencing, governing, guarantying or securing any of the Obligations, and "Loan Document" means any one of the Loan Documents, and as now in effect or as at any time after the date of this Agreement amended, modified, supplemented, restated, or otherwise changed and any substitute or replacement agreements, instruments, or documents accepted by Lender or an Affiliate of Lender.

“Loan Parties” means the Borrower and the Guarantors.

"Loans" means the Revolving Loans (as defined in Section 2.1), the Term Loan (as defined in Section 2.2.1) and any other loans or other extensions of credit or financial accommodations from time to time from Lender or its Affiliates to Borrower.

"Material Adverse Effect" means a material adverse effect, as determined by Lender in good faith, on (a) a Loan Party's: (i) business, property, assets, operations, prospects or condition, financial or otherwise or (ii) ability to perform any of its payment, Financial Covenant or other negative covenants in Section 5, or other material obligations under this Agreement or any of the other Loan Documents, (b) the recoverable value of the Loan Collateral or Lender's rights or interests therein, (c) the enforceability of any of the Loan Documents, or (d) the ability of Lender to exercise any of its rights or remedies under the Loan Documents or by law provided.

"Material Agreement" means:

(a) any agreement concerning a partnership or joint venture;

(b) any material agreement concerning non-competition outside the ordinary course of business;

(c) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of any of Borrower's current or former directors, officers, and employees;

(d) any collective bargaining agreement;

(e) any agreement under which the consequences of a default or termination would have a Material Adverse Effect; and

(f) any of the Organizational and Shareholder Documents or any other agreement under which it has granted any Person any registration rights (including demand and piggyback registration rights).

“MDT Armor” means MDT Armor Corporation, a Delaware corporation.

“MDT Israel” means M.D.T. Protective Industries, Ltd., an Israeli corporation.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of Lender on real property of a Loan Party pursuant to this Agreement, as amended or modified from time to time.

"Multiemployer Plan" means a "multiemployer plan" as defined in ERISA.

"Net Income" means, for the applicable period, Borrower's after-tax net income as determined in accordance with GAAP.

“Net Advances to Affiliates” means, for any period, the aggregate amount by which (i) advances to any Affiliates of Borrower by Borrower during such period, exceed (ii) the amount paid to Borrower by Affiliates of Borrower during such period.

"Non-financed Capital Expenditures" means the total amount of capital expenditures for any period, as determined in accordance with GAAP, made by Borrower determined exclusive of those capital expenditures made from (a) funds borrowed by Borrower (for purposes of this clause (a) "funds borrowed" will not include funds borrowed from Lender as a Revolving Loan) or pursuant to any capitalized lease or (b) the proceeds of condemnation or eminent domain proceedings or any insurance proceeds resulting from any casualty loss.

"Notes" means the Revolving Note (as defined in Section 2.1), the Term Loan Note (as defined in Section 2.2.1) and any other promissory note made from time to time by Borrower in favor of Lender to evidence any of the Obligations.

"Obligations" means the Loans, the Letter of Credit Obligations, the Rate Management Obligations, all other loans, advances, and Indebtedness of Borrower owed to any one or more of Lender, the Affiliates of Lender and the other Affiliates of Fifth Third Bancorp of every kind and description, whether now existing or hereafter arising, including those owed by Borrower to others and acquired by Lender or any Affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, related or unrelated, whether arising out of overdrafts on checking, deposit or other accounts or electronic funds transfers (whether through wire transfers, automatic clearing houses or otherwise) or out of Lender's non-receipt of, or inability to collect, funds or otherwise not being made whole in connection with depository transfer checks or other similar arrangements, and whether or not secured by additional collateral, and including all liabilities, obligations and Indebtedness arising under this Agreement and the other Loan Documents, all obligations under all treasury and cash management agreements, all obligations with respect to any credit or debit cards issued by Lender (or any Affiliate of Lender), all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower, and all expenses and reasonable attorneys' fees incurred by Lender and any Affiliate of Fifth Third Bancorp under this Agreement or any other Loan Document.

"Organizational and Shareholder Documents" means, with respect to any Loan Party, such Loan Party’s articles or certificate of incorporation and bylaws.

"Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution or delivery of, or otherwise with respect to, this Agreement, the Notes, or any other Loan Document.

"Ownership Interest" means all shares, interests, participations, rights to purchase, options, warrants, general or limited partnership interests, limited liability company interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the Rules and Regulations promulgated by the Securities and Exchange Commission (17 C.F.R. § 240.3a11-1) under the Securities Exchange Act of 1934, as amended).

"Parent" means Arotech Corporation, a Delaware corporation.

"Participant Consents" has the meaning given in Section 8.2.

"Participant Instructions" has the meaning given in Section 8.2.

"Participants" has the meaning given in Section 8.1.

"Pension Plan" means an "employee pension benefit plan", as defined in ERISA, excluding any Multiemployer Plan.

"Permitted Liens" means:  (a) current taxes and assessments not yet due and payable; (b) any Liens granted to Lender or its Affiliates to secure the repayment or performance of the Obligations; (c) any Liens arising from a Contested Claim in the manner, and to the extent, provided for in Section 4.6; (d) any purchase money security interests granted by, or capital lease obligations incurred by, any Loan Party in connection with any Permitted Purchase Money Indebtedness; and (e) the Liens listed on Schedule 3.8.

"Permitted Purchase Money Indebtedness" means purchase money or capital lease Indebtedness incurred by any Loan Party to acquire any Equipment if each of the conditions is satisfied: (a) the total outstanding amount of purchase money and capital lease Indebtedness incurred by all Loan Parties does not, as of any date, exceed an aggregate amount equal to $100,000, (b) such purchase money and capital lease Indebtedness will not be secured by any of the Loan Collateral other than the specific equipment financed thereby and the identifiable cash proceeds thereof, and (c) the principal amount of such capitalized lease or purchase money Indebtedness will not, at the time of the incurrence thereof, exceed the value of the property so acquired.

"Person" means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution, entity, or any governmental authority.

"Rate Management Agreement" means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including any ISDA Master Agreement between Borrower and Lender or any Affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

"Rate Management Obligations" means any and all obligations of Borrower to Lender or any Affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

"Revolving Commitment" means $10,000,000.

"Revolving Loan Availability" means, as at any time, an amount, in U.S. dollars, equal to:

(a) an amount equal to the lesser of:  (i) the then Borrowing Base or (ii) the then effective Revolving Commitment;

less         (b) the then aggregate outstanding principal amount of all Revolving Loans and all due but unpaid interest on the Loans, and all fees, commissions, expenses and other charges posted to Borrower's loan account with Lender;

less         (c) the then Letter of Credit Exposure.

"SEC" means the United States Securities and Exchange Commission.

"Security Agreement" means each security agreement, pledge agreement, pledge and security agreement and similar agreement and any other agreement from any Loan Party granting a Lien to Lender on any of its personal property (including without limitation any Ownership Interest owned by such Loan Party), each in form and substance acceptable to Lender, entered into by any Loan Party at any time for the benefit of Lender pursuant to this Agreement, as amended or modified from time to time.

"Security Documents" means the Security Agreement, the Guaranties, the Mortgage and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other documents executed in connection with this Agreement and granting to Lender or Lender's Affiliates Liens on the Loan Collateral, together with all financing statements and other documents necessary to record or perfect the Liens granted by any of the foregoing.

"Standby Letter of Credit" has the meaning given in Section 2.3.

"Subsidiary" means any Person as to which any Person owns, directly or indirectly at least 50% of the outstanding shares of Ownership Interests or other interests having ordinary voting power for the election of directors, officers, managers, trustees or other controlling Persons.

"Term Loan" has the meaning given in Section 2.2.1.

"Term Loan Note" has the meaning given in Section 2.2.1.

"Termination Date" means the earlier of (a) May 31, 2013 and (b) the date upon which the entire outstanding balance under the Revolving Note shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise).

"Term Loan Maturity Date" means the earlier of (a) May 31, 2017 and (b) the date upon which the entire outstanding balance under the Term Note shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise).

"Test Period" means each 12 Month Period ending at the end of each Fiscal Quarter or Fiscal Year.  The first Test Period for the purposes of this Agreement shall be the Fiscal Quarter ending on December 31, 2012.

"12 Month Period" means, in respect of a date as of which the applicable Financial Covenant is being calculated, the four consecutive Fiscal Quarters ending on or immediately preceding the date as of which the Financial Covenant is being calculated (i.e., a rolling four Fiscal Quarter (or 12 month) period).

1.2 Construction.  "Hereunder," "herein," "hereto," "this Agreement" and words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by a Person is to be taken promptly, unless the context clearly indicates the contrary.  The term "good faith" means honesty in fact in the conduct or transaction concerned.  The definition of any agreement, document or instrument includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, modifications, restatements and amendments thereof but only to the extent such renewals, extensions, supplements, modifications, restatements or amendments thereof are not prohibited by the terms of any Loan Document.  All references to statutes include (a) all regulations promulgated thereunder, (b) any amendments of such statutes or regulations promulgated thereunder, and (c) any successor statutes and regulations, including any comparable provision of the applicable statute, ordinance, code, regulation or other law as amended or superseded after the date of this Agreement.

Section 2. Loans.

2.1 Revolving Loans. (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of Borrower herein, Lender hereby extends to Borrower a line of credit facility (the "Line of Credit") pursuant to which Lender will make loans to Borrower on a revolving basis upon Borrower's request from time to time during the term of this Agreement (the "Revolving Loans") in an amount not exceeding, in the aggregate, the lesser of: (i) the then Revolving Commitment or (ii) the Borrowing Base.  Lender may create and maintain Borrowing Base Reserves against the Borrowing Base at any time and from time to time.  Borrower may borrow, repay, in whole or in part, and reborrow under the Line of Credit; provided that if Revolving Loan Availability shall at any time be less than zero dollars (such condition being an "Overadvance"), Borrower shall within three Business Days, without demand or notice, or within one Business Day if demand or notice have been given, reduce the then outstanding balance of the Revolving Loans so that such Overadvance shall no longer exist.

(b) The proceeds of the Line of Credit shall be used for general working capital and corporate purposes not in violation of the terms of this Agreement or any of the other Loan Documents.

(c) Borrower shall execute and deliver to Lender a Revolving Note in the form of Exhibit 2.1 (the "Revolving Note"), dated as of the date of this Agreement, in the principal amount of the Revolving Commitment, and bearing interest at such rates, and payable upon such terms, as specified in the Revolving Note.

(d) The entire unpaid balance of the Line of Credit and the Letter of Credit Obligations, plus all accrued and unpaid interest, any other charges, advances and fees, if any, outstanding with respect to the then Revolving Credit Exposure shall be due and payable in full on the Termination Date.

2.2 Term Loan.

2.2.1. (a) Subject to the terms and conditions of this Agreement, Lender will make a loan to Borrower in an amount equal to $1,100,000 (the "Term Loan"), which Term Loan shall be disbursed on or before June 30, 2012 upon satisfaction of the conditions in Section 7.1.  No part of the Term Loan may, on the repayment thereof, be redrawn or reborrowed by Borrower.  The entire unpaid principal balance of, and accrued interest on, the Term Loan, if not sooner repaid, will be due and payable on the Term Loan Maturity Date.

(b) Borrower shall execute and deliver to Lender a Term Promissory Note in the form of Exhibit 2.2 (the "Term Loan Note") in the principal amount of $1,100,000, and bearing interest at such rates, and payable upon such terms, as specified in the Term Loan Note.  Subject to the terms of this Agreement and the Term Loan Note, Borrower may prepay the Term Loan in whole or part at any time.  Any prepayment of the Term Loan will be applied to the last to mature of the monthly payments required under the Term Loan Note.  No partial prepayment will change the due dates or the amount of the monthly principal payments otherwise required by the Term Loan Note.

(c) The proceeds of the Term Loan shall be used for refinancing existing term Indebtedness with Key Bank, National Association.

2.3 Letters of Credit.

(a) Until the Termination Date and subject to the other terms and conditions of this Agreement, Borrower may request Lender to issue one or more of its standard standby letters of credit ("Standby Letter of Credit") or its standard commercial letters of credit ("Commercial Letter of Credit") in favor of such beneficiary(ies) as are designated by Borrower by delivering to Lender: (i) a Letter of Credit Application completed to the satisfaction of Lender, together with the proposed form of the Letter of Credit (which, in all material respects, will comply with the applicable requirements of Section 2.3(b)), (ii) a Borrowing Base Certificate which calculates the Letter of Credit Availability by giving effect to the proposed Letter of Credit, and (iii) such other Letter of Credit Documents that Lender then requires.  Lender, in addition to the other terms of this Agreement, will have no obligation to issue the proposed Letter of Credit if, after giving effect to the proposed Letter of Credit, there would exist a Letter of Credit Deficiency.  The making of each Letter of Credit request by Borrower will be deemed to be a representation by Borrower that the Letter of Credit may be issued in accordance with, and will not violate the terms of, this Section 2.3.

(b) Each Letter of Credit issued under this Agreement will, among other things, (i) be in such form requested by Borrower as is acceptable to Lender in its reasonable discretion exercised in good faith, (ii) be denominated in U.S. dollars, and (iii) be issued to support Borrower's obligations that finance its business needs incurred in the ordinary course of Borrower's business as presently conducted by it (and, in the case of Commercial Letters of Credit, solely the purchase of Eligible Inventory).  In no event will any Standby Letter of Credit have a term of more than one year or any Commercial Letter of Credit have a term of more than 180 days; furthermore, and, in addition to the foregoing term limitation, Lender will have no obligation to issue any Letter of Credit with an expiry date later than 30 days before the Termination Date with respect to the Line of Credit.  Each Letter of Credit Application and each Letter of Credit will set forth which rules or customs apply to the Letter of Credit.  Such rules and customs may include, but are not limited to, the International Standby Practices, as published by the International Chamber of Commerce ("ISP") or the Uniform Customs and Practice for Documentary Credits, as published by ISP.  In any event, the Letter of Credit shall be governed by (A) the rules or customs set forth in the Letter of Credit and (B) the internal laws of the State of Ohio and the United States of America, except to the extent such laws are inconsistent with the rules or customs adopted in the Letter of Credit Documents and Letter of Credit as set forth above.

(c) Upon receipt of a request from Borrower to open any Letter of Credit and of all attendant Letter of Credit Documents satisfactorily completed, Lender, within three Business Days, may either (i) issue the requested Letter of Credit to the beneficiary thereof and transmit a copy to Borrower, or (ii) elect, in its discretion exercised in good faith, not to issue the proposed Letter of Credit.  If Lender elects not to issue such Letter of Credit, Lender will promptly communicate in writing to Borrower the reason(s) why Lender has declined such request.

(d) All obligations of Borrower under each Letter of Credit and all Letter of Credit Documents are payable on Lender's demand unless otherwise set forth in the applicable Letter of Credit Documents.  Borrower promises to pay Lender the amount of all other Letter of Credit Obligations immediately when due, irrespective of any claim, setoff, defense or other right which Borrower may have at any time against Lender or any other Person.  Subject to the terms of Section 6.6, Borrower hereby irrevocably instructs Lender, on the same Business Day that Lender is obligated to fund a drawing or make any expenditure or any other payment under a Letter of Credit or incurs any cost or expense under any Letter of Credit, to reimburse Lender for any drawing, expenditure or other payment made, or cost or expense incurred, by Lender debiting Borrower's loan account with Lender as an advance of the Revolving Loans pursuant to Section 2.1.  If the advance of a Revolving Loan to reimburse Lender for any drawing, expenditure or other payment made, or cost or expense incurred, by Lender in respect of any Letter of Credit results (or to the extent that it results) in any Letter of Credit Deficiency, then Borrower will immediately eliminate any Letter of Credit Deficiency in accordance with the terms of Section 2.1(a).

(e) All Letter of Credit Obligations will constitute part of the Obligations and be secured by the Loan Collateral.

(f) Unless otherwise provided in a Letter of Credit Document, in determining whether to pay under any Letter of Credit, Lender will be responsible only to confirm in good faith that any documents required to have been delivered under a Letter of Credit appear to comply substantially on their face with the requirements of the Letter of Credit, and any action taken or omitted by Lender in good faith under or in connection with any Letter of Credit will not subject Lender to any liability to Borrower; provided, however, nothing in this Section 2.3(f) will relieve Lender of any liability it may have to Borrower to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower from Lender's gross negligence or willful misconduct.  Lender shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

(g) In addition to amounts payable as elsewhere provided in this Section 2.3, Borrower will protect, indemnify, pay and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Lender (provided that it acts (or omits to act) in good faith and except for Lender's gross negligence or willful misconduct) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith exclusive of claims, demands, liabilities, damages, losses, costs, charges and expenses to the extent caused by the gross negligence or willful misconduct of Lender.  The agreement in this Section 2.3(g) shall survive repayment of all other Obligations.

(h) As between Borrower and Lender, Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, Lender shall not be responsible for: (i) the existence of any claim, set-off, defense or other right which Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Lender or any other Person, whether in connection with this Agreement or the other Loan Documents, the transactions contemplated in this Agreement, or any unrelated transaction; (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, so long as Lender had no actual knowledge of the same; (iii) any default, negligence, misfeasance, suspension, insolvency, or bankruptcy of any shipper or any other Person involved in any transaction covered thereby or any correspondent or agent of Lender to whom any drafts, documents or instruments may be entrusted; (iv) any delay, interruption, omission or error in transmission or delivery of any document, certificate, draft, or message; (v) payment by Lender under any Letter of Credit against presentation of a draft or certificate which substantially complies with the terms of such Letter of Credit; (vi) the invalidity or unenforceability of the Letter of Credit; (vii) the examination of documents presented under a Letter of Credit exclusively by electronic or electro-optical means; or (viii) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority.  None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of Lender under this Section 2.3.

(i) In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith in the absence of gross negligence or willful misconduct, shall not put Lender under any resulting liability to Borrower or relieve Borrower of any of its obligations hereunder to Lender.

(j) Prior to or contemporaneously with the issuance of any Commercial Letter of Credit, Borrower will, at Lender's request, (i) in the case of import-export acceptances or domestic shipment of goods, present evidence satisfactory to Lender: (A) regarding the terms and conditions of the underlying import-export transaction or the domestic shipment transaction, including dates of shipment, and (B) regarding the existence of necessary import, export or other license for the import, export, shipping or warehousing of the property covered by documents of title delivered to Lender in connection with the Commercial Letter of Credit and (ii) instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into Borrower's possession, to deliver them, upon request, to Lender in their original form.  Borrower shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(k) Borrower will pay to Lender, with respect to each Letter of Credit issued by Lender, a fee ("LOC Fee") at a rate: (i) per annum equal to three and three-quarters percent on the amount available to be drawn under each Standby Letter of Credit from, and including, the issuance date (and, as applicable, each renewal date) of the Standby Letter of Credit to and including the expiry date thereof and (ii) equal to the standard and customary fees of the Lender then in effect on the date of issuance of each Commercial Letter of Credit, on the stated amount of each Commercial Letter of Credit.  In addition, Borrower will pay to Lender, on its demand for payment, Lender's then current issuance, opening, closing, transfer, amendment, draw, renewal, negotiation and other letter of credit administration fees, charges and reasonable out of pocket expenses with respect to each Letter of Credit.  The LOC Fee is fully earned by Lender when paid and non-refundable and shall be due and payable annually in advance by Borrower upon the issuance (and each renewal) of each Letter of Credit.  The LOC Fee will be calculated on the basis of the actual number of days elapsed in a 360-day year.  If any Letter of Credit is cancelled for any reason before the stated expiry date thereof, the LOC Fee paid in advance will not be refunded and will be retained by Lender solely for its account.

(l) If (i) any law, treaty, rule, regulation, guideline or determination of a central bank or a governmental authority or interpretation or application thereof by a central bank or governmental authority or (ii) compliance by Lender with any request or directive (whether having the force of law) from, or compliance by Lender with any official pronouncement or statement of, or as a result of any audit, investigation, or enforcement action (whether or not against Lender) by, a central bank or other government authority shall either (A) impose, modify, deem or make applicable any reserve, special deposits, assessment or similar requirement against letters of credit issued by Lender or (B) impose on Lender any other condition regarding this Agreement or any Letter of Credit, and, in Lender's judgment exercised in good faith, the result of any event referred to in clause (A) or (B) above is the increase of the cost to Lender of issuing or maintaining any Letter of Credit, then, on demand by Lender, Borrower will immediately pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender for such increased cost (the "Increased LOC Costs"), together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then applicable interest rate on the Revolving Loans; provided, however, that Lender may charge Borrower for such Increased LOC Costs only to the extent that such cost is generally charged by Lender to its other similarly situated borrowers assuming Lender is legally empowered to do so.  A certificate as to such Increased LOC Costs incurred by Lender, submitted by Lender to Borrower, shall be conclusive, absent manifest error, as to the amount thereof.

2.4 Funding of Revolving Loans.

(a) Prior to the Termination Date, and subject to the other terms and conditions of this Agreement, all disbursements of Revolving Loans will initially be made upon request of the Borrower in writing, by crediting the operating account of Borrower maintained at Lender or an Affiliate of Lender. In addition to advances of Revolving Loans made according to the foregoing sentence, Lender will, from time to time prior to the Termination Date and subject to the other terms and conditions of this Agreement, make advances of Revolving Loans via wire transfers or ACH payments so long as Borrower has given Lender written notice, via facsimile transmission, electronic mail or otherwise, no later than 1:00 p.m. Cincinnati, Ohio time on the date Borrower shall request that such Revolving Loan be advanced in the case of wire transfers and any other deadline imposed by Lender from time to time for ACH payments.  The making of each Revolving Loan, whether via credit to Borrower's account or a written request by Borrower, will be deemed to be a representation by Borrower that (i) the Revolving Loan will not violate the terms of Section 2.1 and (ii) all Eligible Inventory, Eligible Billed Accounts and Eligible Unbilled Accounts then comprising the Borrowing Base meet all of Lender's criteria for Eligible Inventory, Eligible Billed Accounts and Eligible Unbilled Accounts.

(b) All service charges and costs related to the establishment and maintenance of Lender's and its Affiliates' treasury and cash management services shall be the sole responsibility of Borrower, whether the same are incurred by Lender, Lender's Affiliates or Borrower, and Lender, at its discretion, may charge the same against Borrower and any account maintained by Borrower with Lender or the applicable Lender Affiliate and the same shall be deemed part of the Obligations.

2.5 Payment; Time of Payment; Late Payments.

(a) Borrower promises to pay and to perform, observe and comply with when due all of the Obligations.  All payments to be made by Borrower on account of the Obligations will be made by Borrower without setoff, deduction, offset, recoupment or counterclaim in immediately available funds.  Borrower shall make all payments of principal, interest and all other Obligations no later than 2:00 p.m., Cincinnati, Ohio time, on the Business Day such payments are due; any and all amounts paid after such time shall be credited on the next Business Day.  As an accommodation to Borrower, on the date any payment of interest or principal of the Loans, or any fee, charge or other Obligation is due, Lender is hereby authorized, in its discretion, to charge such amounts to the loan account with Lender as an advance of the Revolving Loans.  All payments by Borrower under this Agreement will be in lawful money of the United States of America, and, unless otherwise provided in this Agreement or instructed by Lender in writing from time to time, Borrower will make all payments required under this Agreement and under any of the other Loan Documents in immediately available funds to an account designated by Lender from time to time.

(b) If any payment is not made when due under this Agreement or any of the other Loan Documents and, at the time payment was due, there was insufficient Revolving Loan Availability to charge such payment to the loan account with Lender as an advance of the Revolving Loans, Borrower shall pay to Lender a late payment fee equal to five percent (5%) of any payment not paid when due (whether by maturity, acceleration or otherwise).  In addition, all Obligations shall, after the occurrence and during the continuance of an Event of Default, bear interest at the Default Rate without notice to Borrower; provided that this Section 2.5(b) shall not be deemed to constitute a waiver of any Event of Default or an agreement by Lender to permit any late payments whatsoever. "Default Rate" means the applicable rates of interest set forth in the Notes plus an additional 3.00% per annum.  In no event shall the interest rate accruing under the Notes be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

2.6 One General Obligation; Cross-Collateralized.  All advances of credit to, or for the benefit of, Borrower under this Agreement and under any other Loan Document constitute one loan, and all of the Obligations constitute one obligation.  The Loans and all other advances or extensions of credit to, or for the benefit of, Borrower under this Agreement or the other Loan Documents and all other Obligations are made on the security of all of the Loan Collateral.  The limits on outstanding advances against the Borrowing Base are not intended and shall not be deemed to limit in any way Lender's security interest in, or other Liens on, the Accounts, Inventory, Equipment, General Intangibles, or any other Loan Collateral.

2.7 Unused Line Fee.  Commencing on June 1, 2012 and continuing on the first day of each and every month thereafter until the Obligations are fully paid and satisfied (and, as applicable, on the date this Agreement is terminated), Borrower will pay to Lender a fee ("Unused Line Fee") in an amount equal to the result obtained by multiplying (i) the difference between (a) the Revolving Commitment and (b) the average daily Revolving Loans advanced to Borrower during the preceding month (or portion thereof during which any portion of the Revolving Loans was outstanding or during which this Agreement was in full force and effect) for which the Unused Line Fee is being determined by (ii) the result obtained (expressed as a percentage) by multiplying 0.25% by a fraction, the numerator of which is the sum of days in such month during which this Agreement was in full force and effect (or during which any portion of the Revolving Loans was outstanding) and the denominator of which is 360.

2.8 Note Processing Fees.  Borrower shall pay to Lender on the Closing Date note processing fees in the amount of $1,000.00 (the "Note Processing Fee").  The Note Processing Fee is fully-earned and non-refundable as of the Closing Date.

2.9 Voluntary Termination of Revolving Commitment; Prepayment Fee. Borrower may voluntarily terminate the Revolving Commitment in total by (i) giving Lender 10 Business Days advance notice ("Termination Notice") of the date on which the Revolving Commitment is to terminate ("Voluntary Termination Date"), and (ii) paying and satisfying on the Voluntary Termination Date, all Revolving Loans, the Term Loan and all other Obligations.  Borrower may not terminate the Revolving Commitment in part.  Borrower may also prepay, in whole or in part, without penalty, the Term Loan.

2.10 Security and Collateral.  To secure the payment when due of the Obligations, the Parent and the Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender Guaranties and  Security Documents granting the following:

(a) Security interests in, and liens on, all Loan Collateral.  Notwithstanding the foregoing, with respect to Liens granted by any Loan Party on the Ownership Interests of any Foreign Subsidiary such Lien shall not exceed 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's U.S. parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Ownership Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Ownership Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by any Loan Party.  In addition, a pledge of the Ownership Interests in Inactive Subsidiaries shall not be required so long as any Subsidiary continues to be an Inactive Subsidiary.

(b) Guarantees of all Guarantors.

(c) All other security and collateral described in the Security Documents.

The Parent and the Borrower shall promptly execute and deliver and cause each Guarantor to execute and deliver all Security Documents and such other agreements, certificates and other documents, reasonably requested by the Lender from time to time to further evidence the grant of a perfected security interest in all Loan Collateral.

Section 3. Representations and Warranties.

Each of Parent and Borrower hereby warrants and represents to Lender the following:

3.1 Organization and Qualification.  Each Loan Party is a duly organized and validly existing corporation under the laws of the jurisdiction of organization, has the power and authority to carry on its business and to enter into and perform the Loan Documents to which it is a party or otherwise bound, and is qualified and licensed to do business in each other jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect.  No Loan Party is (a) an "investment company", (b) an "investment adviser", or (c) a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

3.2 Due Authorization.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party or otherwise bound have been duly authorized by all necessary corporate action, and shall not contravene any law or any governmental rule or order binding on any Loan Party or the Organizational and Shareholder Documents, nor violate any material agreement or instrument by which a Loan Party is bound nor result in the creation of a material Lien on any assets of any Loan Party except the Lien granted to Lender under the Loan Documents.  Each Loan Party has duly executed and delivered to Lender this Agreement and the other Loan Documents to which it is a party or otherwise bound and they are valid and binding obligations of each Loan Party enforceable according to their respective terms, except (a) as limited by the application of general equitable principles including concepts of materiality, reasonableness, good faith and fair dealing, (b) as limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally, (c) that waivers of jury trial may be limited under public policy, and (d) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.  Except for filings under the Securities Exchange Act of 1934, as amended, no notice to, or consent by, any governmental body is needed in connection with this transaction.

3.3 Litigation.  Except as set forth on Schedule 3.3, as of the Closing Date, (a) to the knowledge of Parent and Borrower, there are no suits or proceedings pending or threatened against or affecting any Loan Party, and no proceedings before any governmental body are pending or threatened against any Loan Party, the adverse resolution of which would be reasonably likely to have a Material Adverse Effect on the financial condition of any Loan Party and (b) to the knowledge of Parent and Borrower, there is no liability to any Loan Party arising out of any injury to individuals or property as a result of the manufacture, sale, delivery, ownership, possession, or use of any Inventory manufactured or distributed by any Loan Party prior to the Closing Date.

3.4 Margin Stock.  No part of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  If requested by Lender, Borrower shall furnish to Lender statements in conformity with the requirements of Federal Reserve Form U-1.

3.5 Licenses, Trademarks, Patents, etc.  Each Loan Party has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the conduct of its business, which, if not so obtained by such Loan Party, would reasonably be expected to have a Material Adverse Effect.  All of the foregoing are in full force and effect, and none of the foregoing are, to Parent’s and Borrower’s knowledge, in conflict with the rights of others such that it would have a Material Adverse Effect.  All of each Loan Party's patents, copyrights, trademarks and trade names and all licenses of any patents, trademarks, and copyrights existing as of the Closing Date are described on Schedule 3.5.

3.6 Laws and Taxes.  Each Loan Party is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon such Loan Party by any law or by any governmental authority, court or agency except for such violations which could not reasonably be expected to have a Material Adverse Effect.  Each Loan Party has filed all required tax returns and reports (or filed appropriate extensions therefor) that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon such Loan Party or its assets, including unemployment, social security, and real estate taxes.  Each Loan Party has paid all taxes which are now due and payable.  No taxing authority has asserted or assessed any additional tax liabilities against any Loan Party which are outstanding on the Closing Date, and no Loan Party has filed for any extension of time for the payment of any tax.  There are not in effect any waivers of applicable statutes of limitations for federal, foreign, state or local taxes for any period.  No Loan Party is a party to any tax-sharing agreement or arrangement.  Borrower's fiscal year is from January 1st to December 31st.

3.7 Financial Condition.  All financial information relating to any Loan Party which has been or may hereafter be delivered by any Loan Party or on its behalf to Lender is and will be true and correct and fairly presents and will present in all material respects the financial condition and results of operations of such Loan Party at the date and for the period indicated therein and has been prepared and will be prepared in accordance with GAAP.  No Loan Party has any Indebtedness of any kind that is prohibited by the terms of this Agreement.  Since January 1, 2012, there has not occurred any change in the financial condition of any Loan Party which has had a Material Adverse Effect.  No Loan Party has suffered any damage, destruction or loss which has had a Material Adverse Effect since the submission of the most recent financial information to Lender.  No Loan Party has entered into any direct or indirect guarantees other than by indorsement of checks for deposit in the ordinary course of business.  Each Loan Party will be solvent after (i) receipt and application of the Loans in accordance with the terms of this Agreement, (ii) the execution and delivery of this Agreement and the other Loan Documents to which any of them is a party, and (iii) the filing of any financing statements or other perfecting notices or actions in connection with this Agreement.

3.8 Title.  Each Loan Party has good title to its material property (exclusive of that property for which it has only a leasehold estate), free and clear of all Liens of any kind except for any Permitted Liens.

3.9 Defaults.  Except as set forth on Schedule 3.9, each Loan Party is in compliance with (a) each Material Agreement and (b) all agreements applicable to it, the performance or non-performance of which could reasonably be expected to have a Material Adverse Effect.  There does not now exist any default or violation by any Loan Party of or under any of the terms, conditions or obligations of: (i) the Organizational and Shareholder Documents or (ii) (A) any Material Agreement or (B) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which any Loan Party is a party or by which it is bound, the performance or non-performance of which could reasonably be expected to have a Material Adverse Effect.  The consummation of the transactions contemplated by this Agreement shall not result in any such default or violation.

3.10 Environmental Laws.

(a)  (a) Each Loan Party has obtained all permits, licenses and other authorizations or approvals which are required under Environmental Laws which, if not so obtained by such Loan Party, could reasonably be expected to have a Material Adverse Effect. Each Loan Party is in compliance in all respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws except for such violations which could not be reasonably expected to have a Material Adverse Effect.

(b) No Loan Party is aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which could, with reasonable certainty, either (i) interfere with or prevent compliance or continued compliance, with Environmental Laws, or (ii) give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste which, individually or collectively, could reasonably be expected to have a Material Adverse Effect.

(c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to the knowledge of any Loan Party, threatened against any Loan Party, relating in any way to Environmental Laws except that which is within any applicable insurance coverage with respect to which the insurer has admitted liability and which does not have a Material Adverse Effect.

3.11 Subsidiaries; Partnerships; Affiliates.  All Persons, as of the Closing Date, who are (i) Borrower's shareholders, officers, and members of the Board of Directors of Borrower and (ii) officers and members of the Board of Directors of Parent are, in each case, identified on Schedule 3.11(a).  All Subsidiaries of the Parent are described on Schedule 3.11(b).  Except as identified on Schedule 3.11(c), no Loan Party is a party to any partnership agreement or joint venture agreement.  Except those Affiliates and transactions as set forth on Schedule 5.8, no Affiliate of Parent: (a) sells or leases any goods or real property to any Loan Party, (b) provides any services to any Loan Party exclusive of any individual who is an Affiliate in his or her capacity as an employee, officer, manager or member of the Board of Directors of Parent, (c) purchases or leases any goods or real property, or purchases any services from, any Loan Party, or (d) is a party to any contract or commitment with any Loan Party (exclusive of any employment contracts with any individuals described in clause (b) above).

3.12 ERISA.  Parent and all Persons that, along with Parent, would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance with all of their obligations arising out of, or in connection with, any "employee benefit plan", as that term is defined in Section 3(3) of ERISA which Parent or an ERISA Affiliate sponsors or maintains or for which Parent has an obligation to contribute except:  (a) as set forth on Schedule 3.12 and (b) for such violations which would not reasonably be expected to have a Material Adverse Effect.  Neither Parent nor any of its ERISA Affiliates: (i) maintains a Pension Plan subject to Title IV of ERISA or (ii) is obligated to contribute to any Multiemployer Plan.  Each Pension Plan that Parent or any of its ERISA Affiliates sponsors, maintains, or for which Parent or any of its ERISA Affiliates is required to make contributions, as of the Closing Date, is set forth on Schedule 3.12.

3.13 Restrictions; Labor Disputes; Labor Contracts.  No Loan Party is a party or subject to any charge, corporate restriction, judgment, decree or order, for which Loan Party's compliance or non-compliance could have a Material Adverse Effect.  No Loan Party is (i) a party to any collective bargaining agreement or other labor contract or (ii) the subject of any labor dispute.  To the knowledge of the Borrower, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Loan Party or any of their respective Subsidiaries.

3.14 Specifically Designated National and Blocked Persons.  Neither Parent nor any of its Affiliates is a country, individual, or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States.

3.15 Full Disclosure.  No representation or warranty made by any Loan Party or any of its Affiliates, as the case may be, in this Agreement, in any other Loan Document to which it is a party, or in any other document furnished from time to time in connection herewith or therewith contains or will contain at the time such representation is made or such document furnished, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

Section 4. Affirmative Covenants.  Each of Parent and Borrower covenants with, and represents and warrants to, Lender that, from and after the Closing Date until the Obligations are paid and satisfied in full it shall, and shall cause each of its Subsidiaries to:

4.1 Access to Business Information.  Maintain proper books of account and records and enter therein complete and accurate entries and records of all of its transactions in accordance with GAAP and give representatives of Lender access thereto at all reasonable times upon reasonable advance notice, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Loans as it may reasonably request from time to time, and (b) communicate directly with any of its employees, officers, managers, members, partners, accountants or other financial advisors and agents with respect to the business, financial conditions and other affairs of it.

4.2 Inspection of Collateral.  Give Lender and/or its representatives reasonable access upon reasonable advance notice to the Loan Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence, including, without limitation, field examinations conducted by Lender or its representatives.

4.3 Financial Information; Reporting.  Maintain a standard system for accounting, and shall furnish to Lender (which may in the case of subparagraphs (b) and (c) below be by means of the Parent filing in a timely fashion financial and other periodic reports on the SEC's EDGAR website so long as Parent provides notice to Lender that such reports have been filed):

(a) Within 50 days after the end of each Fiscal Quarter, a copy of Borrower's financial statements for that Fiscal Quarter and for the year to date in a form reasonably acceptable to Lender, prepared and certified as complete and correct, subject to changes resulting from normal year-end adjustments, by the principal financial officer of Borrower, and a quarterly backlog report prepared by Borrower, in detail satisfactory to Lender;

(b) Within 50 days after the end of each Fiscal Quarter, a copy of Parent's consolidated and consolidating financial statements for that Fiscal Quarter and for the year to date in a form compliant with the rules and regulations of the SEC, prepared and certified as complete and correct, subject to changes resulting from normal year-end adjustments, by the principal financial officer of Parent;

(c) Within 90 days after the end of each Fiscal Year, a copy of Parent's consolidated and consolidating financial statements for that year audited by a firm of independent certified public accountants acceptable to Lender (which acceptance shall not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without qualification;

(d) All of the statements referred to in (a), (b) and (c) above shall be in conformance with GAAP;

(e) With the Fiscal Quarter-end statements submitted under (a) above, a Compliance Certificate in the form attached hereto as Exhibit 4.3(e) signed by the principal financial officer of Borrower, (i) stating among other things, that he or she is familiar with all Loan Documents and that to the knowledge of such principal financial officer no Event of Default specified in this Agreement or in any of the other Loan Documents, nor any event which upon notice, lapse of time, the satisfaction of any other condition, or all of them, would constitute such an Event of Default, has occurred, or, if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto and (ii) setting forth in summary form, with respect to the Fiscal Quarter-end statements, figures showing the financial status of Borrower in respect of the Financial Covenants and restrictions contained in this Agreement;

(f) No later than 120 days after the end of each Fiscal Year, (i) a projected business plan for the Parent and its Subsidiaries, and consolidated and consolidating balance sheet, cash flows, and income statement of the Parent and its Subsidiaries for the subsequent Fiscal Year and (ii) an annual back-log report prepared by Borrower, in detail satisfactory to Lender;

(g) By no later than the 20th day after the end of each calendar month:  a borrowing base certificate substantially in the form of Exhibit 4.3(g) or such other form prescribed by Lender ("Borrowing Base Certificate") and any related documents required by Lender.  Values shown on reports of Inventory shall be at the lower of fair market value or cost based on FIFO in accordance with GAAP;

(h) By no later than the 20th day after the end of each calendar month, or sooner if available, (A) monthly agings of Accounts, broken down by invoice date, in each case reconciled to the Borrowing Base Certificate for the end of such month and Borrower's general ledger, and setting forth any changes in the reserves made for bad debts or any extensions of the maturity of, any refinancing of, or any other material changes in the terms of any Accounts, together with such further information with respect thereto as Lender may require; (B) monthly detailed reports of unbilled accounts; (C) monthly agings of accounts payable listed by invoice date, in each case reconciled to Borrower's general ledger for the end of such month; (D) monthly contracts-in-progress reports; and (E) monthly detailed Inventory reports of Borrower; and

(i) Such other information (including non-financial information) as Lender may from time to time reasonably request.

4.4 Condition and Repair.  Maintain its Equipment and all of the other Loan Collateral used in the operation of its business in good repair and working order subject to reasonable wear and tear, and shall make all commercially appropriate repairs, improvements and replacements thereof so that the business carried on in connection therewith may be properly conducted at all times.

4.5 Insurance.  At its own cost, obtain and maintain: (a) insurance against loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by firms with established businesses engaged in the same or similar business as Loan Party and, in any event, sufficient to fully protect Lender's interest in the Loan Collateral and (b) insurance against public liability and third party property damage of the kinds and in the amounts customarily insured against by firms with established businesses engaged in the same or similar business as Loan Party.  All such policies shall (i) be issued by financially sound and reputable insurers, (ii) name Lender as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Lender, and (iii) provide for thirty (30) days written notice to Lender before such policy is altered or canceled.  All of the insurance policies required hereby shall be evidenced by one or more certificates of insurance delivered to Lender by Borrower on the Closing Date and at such other times as Lender may request from time to time.

4.6 Taxes; Contested Claims.  Pay when due all taxes, assessments and other governmental charges imposed upon it or its respective assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which by law might be a Lien or charge upon any of its assets, provided that no such charge or claim need be paid if and for so long as each of the following conditions continue to be met ("Contested Claims"):  (a) such Contested Claim is being diligently contested in good faith so long as Lender is notified in advance of such contest, (b) Loan Party establishes an adequate reserve or other appropriate provision for the payment of such Contested Claim and all other Contested Claims required by GAAP, (c) any Lien arising from such Contested Claim does not, when added to all amounts secured by all other then Contested Claims, secure amounts in excess of $100,000 in the aggregate as of any date, (d) no material property would be lost, forfeited or materially damaged as a result of such Contested Claim; and (e) any Lien arising from such Contested Claim, or from any other then Contested Claim, does not prevent Lender from having a perfected first priority security interest in, or as applicable, mortgage Lien on, the Loan Collateral or with respect to future advances made hereunder.

4.7 Existence; Business.  (a) Maintain its existence as a corporation, (b) in the case of Borrower, continue to engage primarily in business of the same general character as that now conducted, and (c) in the case of Borrower, refrain from entering into any lines of business substantially different from the business or activities in which Loan Party is presently engaged.

4.8 Compliance with Laws.  Comply with all federal, state and local laws, regulations and orders applicable to it or its assets, including all Environmental Laws, in all respects material to Loan Party's business or assets and shall immediately notify Lender of any material violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Loan Party with regard to any material environmental or safety and health rule, regulation, statute, ordinance or law.  Each Loan Party shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the conduct of its business and as may be required from time to time by applicable law.

4.9 Notice of Default and Labor Matters.  Borrower shall, within one (1) Business Day of its knowledge thereof, give written notice to Lender of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, (b) the occurrence of any event or the existence of any condition which would prohibit or limit the ability of Loan Party to reaffirm any of the representations or warranties, or to perform any of the covenants, set forth in this Agreement, (c) any labor dispute to which Loan Party may become a party and which would be reasonably likely to have a Material Adverse Effect, (d) any strikes, walkouts, or lockouts relating to any of its plants or other facilities, and (e) the entering into of any labor contract relating to any of its plants or other facilities.

4.10 Costs.  Borrower shall reimburse Lender for any and all Other Taxes upon Lender's request for payment.  Borrower shall reimburse Lender for any and all out-of-pocket fees, costs and expenses including reasonable attorneys' fees, other professionals' fees, appraisal fees, environmental assessment fees (including Phase I and Phase II assessments), expert fees, court costs, litigation and other expenses (collectively, the "Costs") all of which shall be reasonable in amount, incurred or paid by Lender or any of its officers, employees, Affiliates or agents in connection with:  (a) the preparation, negotiation, procurement, review, administration or enforcement of this Agreement, any of the other Loan Documents or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation and protection of Lender's rights and remedies thereunder, including its security interest in the Loan Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise.  The Costs shall be due and payable upon demand by Lender.  If Borrower fails to pay the Costs upon such demand, Lender is entitled to disburse such sums as an advance under the Line of Credit.  Thereafter, the Costs shall bear interest from the date incurred or disbursed at the Default Rate.  This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.  Notwithstanding anything to the contrary in this Section 4.10, in connection with each field examination or verification by Lender of any of the Loan Collateral or Borrower conducted after the Closing Date, Borrower will pay (i) a fee at the then current rate per auditor or field examiner for the services of Lender's auditors and field examiners and (ii) the reasonable out-of-pocket fees, costs and expenses paid to third party auditors which conduct the field examination or verification.

4.11 Treasury Management Services.  At all times from and after June 30, 2012, for so long as this Agreement is in effect, each Loan Party shall maintain all treasury management services with Lender and Lender shall be the principal depository in which substantially all of each Loan Party's funds are deposited, and the principal bank of account of each Loan Party, and each Loan Party shall grant Lender an opportunity to offer to provide any corporate banking services required by each Loan Party, including payroll and employee benefit plan services.

4.12 Other Amounts Deemed Loans.  If Loan Party fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, but subject to Section 4.6, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Loans and Obligations.

4.13 Additional Security and Collateral.  Promptly (i) execute and deliver and cause each Subsidiary of any Loan Party to execute and deliver, additional Security Documents after the request therefor by Lender, sufficient to grant to Lender liens and security interests in any after acquired property of the type described in Section 2.10, and (ii) cause each Person becoming a Domestic Subsidiary of any Loan Party from time to time to execute and deliver to the Lender, promptly after such Person becomes a Domestic Subsidiary, a Guaranty and Security Documents, together with such organizational documents, resolutions, legal opinions and other documents requested by the Lender, sufficient to grant to the Lender the liens and security interests in all Loan Collateral.  The Parent and the Borrower shall promptly notify the Lender of the acquisition of any property by any Loan Party that is not subject to the existing Security Documents, any Person's becoming a Domestic Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lender with respect to all Loan Collateral.

4.14 Further Assurances.  Execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

Section 5. Negative Covenants.  Each of Parent and Borrower covenants with, and represents and warrants to, Lender that, from and after the Closing Date until the Obligations are paid and satisfied in full, it shall not, and shall not permit any of its Domestic Subsidiaries to:

5.1 Indebtedness.  Incur, create, assume or permit to exist any:

(a) Indebtedness for borrowed money other than:  (i) the Obligations; (ii) Permitted Purchase Money Indebtedness; (iii) such Rate Management Obligations and credit card Obligations to Lender or its Affiliates pursuant to such terms and conditions as agreed to by Lender and Borrower; (iv) Indebtedness described on Schedule 5.1(a); and (v) such Indebtedness not otherwise authorized by this Section 5.1 that has been specifically approved in writing by Lender;

(b) Indebtedness under a Rate Management Agreement except as approved in writing by Lender;

(c) Indebtedness representing reimbursement obligations and other liabilities with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments;

(d) Indebtedness secured by a Lien on or payable out of the proceeds or production from any property of it regardless of whether such liability has been assumed by it;

(e) Indebtedness representing the balance deferred and unpaid of the purchase price of any property or services except (i) Permitted Purchase Money Indebtedness, and (ii) any such balance that constitutes an account payable to a trade creditor created, incurred, assumed or guaranteed by a Loan Party or any Subsidiary in the ordinary course of business of such Loan Party or Subsidiary in connection with obtaining goods, materials or services that is not subject to a promissory note or other instrument made by such Loan Party or Subsidiary; or

(f) Indebtedness evidenced by notes, bonds, debentures, installment contracts, capitalized leases, synthetic leases, or similar obligations except to the extent permitted under Section 5.1(a).

5.2 Prepayments.  Voluntarily prepay any Indebtedness more than 10 days prior to the stated maturity date thereof other than (i) the Obligations and (ii) Indebtedness to trade creditors where the prepayment shall result in a discount on the amount due or other benefit deemed material by it.

5.3 [Intentionally Reserved].

5.4 Pledge or Encumbrance of Assets.  Other than the Permitted Liens, create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset.  Neither any Loan Party nor any Domestic Subsidiary will create or permit, directly or indirectly, any prohibition or restriction on the creation or existence of a Lien in favor of Lender upon the assets of any Loan Party or any Domestic Subsidiary, nor create any contractual obligation which may restrict or inhibit Lender's rights or abilities to sell or otherwise dispose of all or any part of the Loan Collateral after the occurrence of an Event of Default.

5.5 Guarantees.  Enter into any direct or indirect indemnities or guarantees other than the Guaranties and by endorsement of checks for deposit in the ordinary course of business.

5.6 Dividends and Distributions.  Except as approved in writing by Lender, neither Parent nor Borrower will: (a) declare or pay any dividend or distributions on its Ownership Interests (including any return of capital) ("Dividends"), (b) make any payments of any kind to its shareholders (including debt repayments, payments for goods or services or otherwise), other than transfers among Affiliates as permitted by Section 5.12 below, or (c) redeem, retire, purchase, repurchase or otherwise acquire, directly or indirectly, or exercise any call rights relating to, any of its Ownership Interests.

5.7 Merger; Amendment of Material Documents; Disposition of Assets.  (a) Change its capital structure, Fiscal Year or Fiscal Quarter, (b) merge or consolidate with any Person or otherwise reorganize, liquidate or wind-up or dissolve itself, other than dissolution of any Inactive Subsidiary, (c) amend or change, or allow to be amended or changed, the Organizational and Shareholder Documents, (d) sell, lease, transfer or otherwise dispose of, or grant any Person an option to acquire, or sell and leaseback, any of its assets, whether now owned or hereafter acquired, except for (i) bona fide sales of Inventory in the ordinary course of business; provided, however, a sale in the ordinary course of business will not include a transfer in total or partial satisfaction of Indebtedness, (ii) dispositions of Equipment with a net book value of less than $100,000 in the aggregate per Fiscal Year which is obsolete and not used or useful in its business and (iii) disposition of the assets of MDT Armor and MDT Israel.

5.8 Transactions with Affiliates.  (a) Directly or indirectly make any loans or advances to, or investments in, any of its employees, officers, directors, shareholders or other Affiliates, other than (i) advances to employees with respect to expenses incurred by those employees, which expenses are (A) ordinary and necessary business expenses, and (B) reimbursable by Borrower, and (ii) advances among Affiliates as permitted pursuant to Section 5.12 below, (b) enter into any transaction with any of its Affiliates, except for the transactions described on Schedule 5.8 and such other transactions (other than loans or other advances) entered into in the ordinary course of business upon fair and commercially reasonable terms determined by Lender to be no less favorable to any Loan Party or any Subsidiary than could be obtained in a comparable arms-length transaction with an unaffiliated Person, or (c) divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other Person in which Borrower or its shareholders holds a direct or indirect interest.

5.9 Investments.  Purchase or otherwise acquire: (a) all or substantially all of the assets of any Person or the assets comprising any line of business or business unit or division, (b) any partnership, joint venture or limited liability company interest in or with any Person, or (c) the securities of, create, form or invest in any Person (including a Subsidiary), or hold beneficially evidences of Indebtedness of, or make any investment or acquire any interest in, or make any advance or loan to, or assume any liability on behalf of, any other Person other than (i) as expressly provided in this Agreement; and (ii) short term investments of excess working capital in one or more of the following so long as no Revolving Loans are then outstanding: (A) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; and (B) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $500,000,000.

5.10 Minimum EBITDA.  Borrower will not permit ("EBITDA Covenant") Borrower's EBITDA to be less than (a) as of June 30, 2012, $2,400,000 calculated for the two (2) consecutive Fiscal Quarters then ending, and (b) as of September 30, 2012, $3,700,000 calculated for the two (2) consecutive Fiscal Quarters then ending.  For the avoidance of doubt, there will not be a minimum EBITDA covenant after September 30, 2012.

5.11 Fixed Charge Coverage Ratio.  Commencing with the Fiscal Quarter ending December 31, 2012, Borrower will not permit the ratio ("Fixed Charge Coverage Ratio") resulting from dividing (a) the sum of, for any Test Period, (i) EBITDA, plus (ii) operating lease payments and rent payments, minus (iii) Non-financed Capital Expenditures, minus (iv) the amount of any increase in the Net Advance to Affiliates by (b) Fixed Charges for that same Test Period to be less than 1.1 to 1 for any Test Period.

5.12 Maximum Increase in Net Advances to Affiliates. Borrower will not permit the Net Advances to Affiliates to increase by more than the following amounts:

(i) as of June 30, 2012 and calculated for the period from and including December 31, 2011 to and including June 30, 2012, the Net Advances to Affiliates may not increase over the Base Amount (as defined below) by more than $1,700,000;

(ii) as of September 30, 2012 and calculated for the period from and including December 31, 2011 to and including September 30, 2012, the Net Advances to Affiliates may not increase by more than $2,900,000 over the Base Amount;

(iii) as of December 31, 2012 and calculated for the period from and including December 31, 2011 to and including December 31, 2012, the Net Advances to Affiliates may not increase by more than $4,000,000 over the Base Amount;

(iv) as of March 31, 2013 and as of the last day of each Fiscal Quarter thereafter and calculated for each Test Period, the Net Advances to Affiliates may not increase by more than an amount equal to 90% of the Borrower’s EBITDA (as calculated for the same Test Period) over the Base Amount.

As used in this Section 5.12, “Base Amount” means (x) with respect to subsections (i), (ii) and (iii) above, $30,735,000 (which is the Net Advances to Affiliates as of December 31, 2011), and (y) with respect to subsections (iv) and (v) above, the amount of Net Advances to Affiliates as determined on the date which is one year prior to the last day of the Test Period.

Section 6. Events of Default and Remedies.

6.1 Events of Default.  The occurrence of any of the following events, whether or not caused by or within the control of Borrower, shall be an event of default under this Agreement (each, an "Event of Default"):

(a) Any representation or warranty made by or on behalf of any Loan Party in any of the Loan Documents or in any other statement, certificate or document delivered to Lender pursuant to any such Loan Document, is incorrect in any material respect when made or reaffirmed; or

(b) Borrower defaults in the payment of any of the Obligations when due and payable, by acceleration or otherwise; or

(c) Borrower fails to observe or comply with Section 5.12 and fails to cure such default by the date that is 45 days after the earlier of the date:  (i) Lender notifies Borrower of such default or (ii) on which any Loan Party has knowledge of such default;

(d) Any Loan Party fails to observe, comply with or perform any other covenant, condition or agreement herein or in any of the other Loan Documents (i.e., exclusive of those defaults covered by the other clauses of this Section 6.1) and fails to cure such default by the date that is 10 Business Days after the earlier of the date: (i) Lender notifies Borrower of such default or (ii) on which any Loan Party has knowledge of such default; provided that such 10-day grace period shall not apply to: (A) a breach of any covenant that, in Lender's good faith judgment, cannot be cured; (B) any failure to maintain insurance in accordance with Section 4.5 or any Security Document or to permit inspection by Lender, or its agent, of the Loan Collateral or of the books and records of Borrower in accordance with Sections 4.1 or 4.2, (C) any breach of Sections 4.3(g), 4.9(a) or 4.9(b), (D) any breach in any negative covenant set forth in Section 5 (except with respect to Section 5.12 which is otherwise covered by Section 6.1(c)); (E) a breach or default of any other Loan Document if a period of cure is expressly provided for in such other Loan Document with respect to a breach or default under such other Loan Document; or (F) any breach if, within the 6 calendar months immediately preceding the occurrence of such current breach, a Loan Party has previously breached the same provision of this Agreement or any other applicable Loan Document; or

(e) A court enters a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of any Loan Party for any substantial part of their respective property, or orders the wind-up or liquidation of its, his or their affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for sixty (60) days without dismissal; or

(f) Any Loan Party commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay their respective debts as such debts become due, or takes any authorizing action in furtherance of any of the foregoing; or

(g) (i) Any Loan Party defaults under the terms of any other Indebtedness or lease that in either case, individually or in the aggregate, involves Indebtedness in excess of $100,000 and such default gives any creditor or lessor thereof the right to accelerate the maturity of any such Indebtedness or lease payments; or (ii) there is a default under the terms of any of the Organizational and Shareholder Documents, or a default under any other Material Agreement that gives any party to such Material Agreement the right to terminate the Material Agreement or to demand adequate assurances from the other party; or

(h) Any judgment, order or decree for the payment of money in excess of $100,000 is rendered against any Loan Party and remains undischarged for 30 days during which time execution is not effectively stayed, vacated, or discharged; or

(i) Any event occurs which could, in Lender's opinion exercised in good faith, with reasonable certainty have a Material Adverse Effect; or

(j) There occurs a Change of Control; or

(k) There occurs a nonpayment by any Loan Party of any Rate Management Obligation when due or the breach by any Loan Party of any term, provision or condition contained in any Rate Management Agreement; or

(l) The dissolution of any Loan Party; or

(m) The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, or levies by any Person against, or the filing by any taxing authority of a Lien against any of the Loan Collateral or any property securing the repayment of any of the Obligations which have not been vacated, discharged or stayed within 10 Business Days after the commencement thereof; or

(n) There occurs an uninsured casualty loss with respect to any of the Loan Collateral having an aggregate fair market value greater than $100,000; or

(o) (i) The validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage, or assignment by the party executing such Loan Document is materially impaired; (ii) any party executing any of the Loan Documents asserts in writing that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; (iii) the security interest or other Lien purporting to be created by any of the Loan Documents shall for any reason cease to be a valid, perfected Lien subject to no other Liens other than any Permitted Liens; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or any Person is released from any of its material covenants or obligations under any of the Loan Documents except as permitted by Lender in writing; or

(p) A contribution failure occurs with respect to any employee benefit plan maintained by Parent or Parent's ERISA Affiliate sufficient to give rise to a Lien under Section 302(f) of ERISA; or

(q) The filing of any Lien against the Loan Collateral or any part thereof (exclusive of Permitted Liens) which is not removed to the satisfaction of Lender within a period of 10 Business Days thereafter;

(r) Failure by Parent to sell MDT Armor or its assets or cease active operations of MDT Armor on or before August 31, 2012.

6.2 Remedies.  If any Event of Default occurs and after the lapse of any applicable cure, Lender may cease advancing money hereunder, and Lender may elect to exercise any one or more of the following remedies, all without presentment, demand, protest or notice of any kind, as the same are hereby expressly waived by Parent and Borrower, unless otherwise required by applicable law:

(a) cease advancing any Revolving Loans, issuing Letters of Credit, and declare all Obligations to be immediately due and payable, whereupon such Obligations shall immediately become due and payable, and terminate this Agreement and all obligations of Lender under this Agreement;

(b) proceed to enforce payment of the Obligations and to realize upon the Loan Collateral or any property securing the Obligations, including causing all or any part of the Loan Collateral to be transferred or registered in its name or in the name of any other Person, with or without designation of the capacity of such nominee, and Borrower shall be liable for any deficiency remaining after disposition of any Loan Collateral;

(c) offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any Loan Party now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by any Loan Party individually or jointly with another Person), Lender or its Affiliates, including certificates of deposit; and/or

(d) exercise any and all rights and remedies provided by applicable law and the Loan Documents.

6.3 No Remedy Exclusive.  No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the other Loan Documents or as may be now or hereafter existing at law, in equity or by statute, and each may be exercised together, separately and in any order.  Borrower waives any requirement of marshaling of assets that may be secured by any of the Loan Documents.

6.4 Effect of Termination.  Any termination of this Agreement shall not affect any rights of any party or any obligation of any party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated.  The security interest, other Liens and rights granted to Lender hereunder and under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Loans are outstanding to Borrower, until all of the Obligations have been paid in full.

6.5 No Adequate Remedy at Law.  Borrower recognizes that no remedy at law shall provide adequate relief to Lender in the event that Borrower shall fail to pay, perform, observe or discharge any of the Obligations under this Agreement or the other Loan Documents to which it is a party or otherwise bound, and, accordingly, Lender and Borrower agree that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that it has incurred actual damages.

6.6 Actions in Respect of Letters of Credit.  If any Event of Default shall have occurred and be continuing, Lender may, whether in addition to taking any of the actions described in this Section 6 or otherwise, if any Letters of Credit shall have been issued, make demand upon Borrower to, and forthwith upon such demand Borrower will, pay to Lender in same day funds at Lender's office designated in such demand, for deposit in a special non-interest bearing cash collateral account (the "Letter of Credit Collateral Account") to be maintained at such office of Lender, an amount equal to the Letter of Credit Exposure from time to time in existence.  The Letter of Credit Collateral Account shall be in the name of Lender (as a cash collateral account), and under the sole dominion and control of Lender exercised in good faith (with sole right of withdrawal) and subject to the terms of this Agreement and the other Loan Documents.  On each drawing under a Letter of Credit, Lender shall seek reimbursement from any amounts then on deposit in the Letter of Credit Collateral Account; however, if (a) no amounts are then on deposit in the Letter of Credit Collateral Account, (b) the amount then on deposit in the Letter of Credit Collateral Account is insufficient to pay the amount of such drawing, or (c) Lender is legally prevented or restrained from immediately applying amounts on deposit in the Letter of Credit Collateral Account, then the amount of each unreimbursed drawing under such Letter of Credit and payment required to be made under this Section 6.6 shall automatically be converted into a Revolving Loan made on the date of such drawing for all purposes of this Agreement.  To the extent that Lender applies amounts on deposit in the Letter of Credit Collateral Account as provided in this Section 6.6, and, thereafter, such application (or any portion thereof) is rescinded or any amount so applied must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, then the amount so rescinded or returned shall automatically be converted into a Revolving Loan made on the date of such drawing for all purposes of this Agreement.

Section 7. Conditions Precedent.

7.1 Conditions to Initial Loans.  Lender shall have no obligation to make or advance the initial Revolving Loans or the Term Loan until each of the following conditions precedent shall have been satisfied:

(a) Parent and Borrower shall execute and deliver, or cause to be executed and delivered by the applicable Person, as applicable, to Lender, in form and substance reasonably satisfactory to Lender, each of the following:

(i) The Notes and the Security Documents;

(ii) A Borrowing Base Certificate completed as of the Business Day prior to the Closing Date;

(iii) Certificate Regarding Resolutions of the directors, or managers, as applicable, of each Loan Party in a form reasonably acceptable to Lender;

(iv) A favorable opinion of counsel to Borrower in form and substance acceptable to Lender;

(v) The certificates of insurance as described in Section 4.5;

(vi) UCC searches, tax lien and litigation searches, insurance certificates, notices or other documents which Lender may require to reflect, perfect or protect Lender's first priority lien in the Loan Collateral and all other property pledged to secure the Obligations and to fully consummate this transaction;

(vii) All requisite releases of, or requisite commitments from the holders thereof acceptable to Lender to release, all liens and file all termination statements  necessary to release all Liens (other than Permitted Liens) against the Loan Collateral and any other property pledged to secure the Loans and all requisite waivers and subordination agreements, in a form satisfactory to Lender, to be executed and delivered by Loan Party's landlords, warehousemen and mortgagees which Lender deems necessary;

(viii) A payoff letter from Key Bank, National Association in a form reasonably acceptable to Lender;

(ix) Such information, materials and Loan Documents as included those on the closing checklist prepared by Lender's counsel.

(b) With respect to the Term Loan only, Borrower shall have delivered to Lender an environmental assessment report in form and substance reasonably satisfactory to Lender from a firm satisfactory to Lender and a mortgagees’ title policy, in form and substance reasonably satisfactory to Lender.

(c) Borrower shall reimburse Lender for any and all fees, costs and out-of-pocket expenses including reasonable attorneys' fees and other professionals' fees, appraisal fees, and other expenses incurred or paid by Lender or any of its officers, employees or agents in connection with the preparation, negotiation, procurement, review or execution of this Agreement, the other Loan Documents and all other instruments, agreements, documents, policies, consents, waivers, subordinations, releases of liens, termination statements, satisfaction of mortgages, financing statements, lien searches, recordings, or filings related thereto, whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated.

(d) Lender shall have completed to its satisfaction an audit of the books and records of Borrower, including the Loan Collateral.  It is understood, however, that any such audit by Lender shall in no respect waive Lender's rights to pursue remedies upon an Event of Default.

(e) No event occurred which could, in Lender's judgment exercised in good faith, with reasonable certainty have a Material Adverse Effect.

7.2 Conditions to Each Loan and Issuance of Letters of Credit.  Lender shall have no obligation to advance additional Loans or issue any Letters of Credit unless, as to each such Loan, requested drawing, advance or Letter of Credit, the following statements shall be true and correct:

(a) Each of the representations and warranties contained herein and in the other Loan Documents shall be correct in all material respects, and each shall be deemed to be reaffirmed as of the date of each such Loan or Letter of Credit, with the same effect as though such representations and warranties had been made again on and as of each day of the term of this Agreement subject to such changes as are not prohibited hereby or do not constitute Events of Default;

(b) No event shall have occurred and be continuing, or would result from such Loan or Letter of Credit, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

(c) (i) The aggregate unpaid principal amount of the Revolving Loans after giving effect to such Revolving Loan shall not violate the lending limits set forth in Section 2.1 of this Agreement and (ii) the Letter of Credit Availability, after giving effect to such Letter of Credit, is greater than zero Dollars;

(d) No law or regulation prohibits, and no order, judgment or decree of any arbitrator or governmental authority enjoins or restrains Lender, from making the requested advance; and

The acceptance by Borrower of the proceeds of each Loan or the issuance of each Letter of Credit shall be deemed to constitute a representation and warranty by Borrower that the conditions in this Section 7.2, other than (i) those that have been waived in writing by Lender, or (ii) the type described in clause (d) of this Section 7.2, have been satisfied.

Section 8. Participations.

8.1 Participation.  Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, may at any time after the Closing Date, sell to one or more lenders or other entities ("Participants") participating interests in the Loans, the Loan Collateral or other security provided to Lender, or any other interests of Lender under this Agreement or the other Loan Documents.

8.2 Participant Consents.  Borrower acknowledges that Participants have and will have certain rights under their respective participation agreements with Lender that may, subject to the terms of the participation agreements, require Lender to obtain the consent (collectively, "Participant Consents") of some or all of the Participants before Lender takes or refrains from taking certain actions (other than as expressly required by the Loan Documents) or grants certain waivers, consents or approvals in respect of the Loans, the Loan Documents or the Loan Collateral.  None of the Participants, however, will have Participant Consent rights which are greater than those rights and remedies Lender has under the Loan Documents.  In addition, from time to time, Lender may request instructions from the Participants in respect of the actions, waivers, consents or approvals which by the terms of any of the Loan Documents Lender is permitted or required to take or to grant or to not take or grant ("Participant Instructions").  If the Participant Consents are, pursuant to the terms of the respective participation agreements, required or Participant Instructions are requested, Lender will (i) be absolutely empowered to take or refrain from taking any action (other than as expressly required by the Loan Documents) or withhold any waiver, consent or approval and (ii) not be under any liability whatsoever to any Person, including Borrower and any Participant, from taking or refraining from taking any action or withholding any waiver, consent or approval under any of the Loan Documents until it has received the requisite Participant Consents or, as applicable, the Participant Instructions.  Borrower does hereby indemnify, defend, save and hold Lender, its Affiliates, and their respective officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and reasonable attorneys' fees), that Lender or any such indemnified party may incur as a result of a Participant failing to fund its portion of any Loan or failing to give a Participant Consent.

8.3 Information.  Borrower authorizes Lender to disclose to any Participant or prospective Participant or any assignee or prospective assignee of Lender's rights under the Loan Documents any and all financial information in Lender's possession concerning Borrower which has been delivered to Lender by Borrower pursuant to the Loan Documents or in connection with Lender's credit evaluation of Borrower or which has been obtained independently by Lender in its credit evaluation or audit of Borrower, provided that such Participant first agrees in writing to be bound by the terms of the Confidentiality Agreement between Borrower and Lender dated in November 2011.

8.4 Law Requirements.  Nothing in the Loan Documents will prohibit Lender from pledging or assigning its interests in the Loans to any Federal Reserve Lender in accordance with applicable law.

Section 9. Miscellaneous Provisions.

9.1 General.  This Agreement, the Schedules and Exhibits hereto, and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings and agreements relating to the subject matter hereof.  This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought.  This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.  If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement shall not in any way be affected.  This Agreement is and is intended to be a continuing agreement and shall remain in full force and effect until the Obligations are finally and irrevocably paid in full and the Line of Credit is terminated.  Any documents delivered by, or on behalf of, any Person by fax transmission or other electronic delivery of an image file reflecting the execution thereof: (i) may be relied on by all Persons as if the document were a manually signed original and (ii) will be binding on all Persons for all purposes of the Loan Documents.  If there is any conflict, ambiguity, or inconsistency, in Lender's judgment, between the terms of this Agreement or any of the other Loan Documents, then the applicable terms and provisions, in Lender's judgment, providing Lender with greater rights, remedies, powers, privileges, or benefits will control.

9.2 Waiver by Borrower.  Borrower waives notice of non-payment (except as expressly required by this Agreement or the other Loan Documents or by law), demand, presentment, protest or notice of protest of any Accounts or other Loan Collateral, the benefit of all valuation and appraisement laws following the occurrence and during the continuance of an Event of Default, and all other notices (except those notices specifically provided for in this Agreement).  Borrower hereby waives all suretyship defenses, including all defenses set forth in Section 3-605 of the Uniform Commercial Code (the "UCC").  Such waiver is entered to the full extent permitted by Section 3-605(i) of the UCC.  To the fullest extent not prohibited by law, Borrower waives and agrees not to assert any claim against Lender under any theory for consequential, special, indirect or punitive damages.

9.3 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign or transfer any of its rights or delegate any of its Obligations under this Agreement or any of the Loan Documents to which it is a party or otherwise bound, by operation of law or otherwise.  Lender (and any subsequent assignee) may transfer and assign any or all of its rights or delegate any or all of its duties under this Agreement or may transfer or assign partial interests or participations in the Loans to other Persons.  Lender may disclose to all prospective and actual assignees and Participants all financial, business and other information about the Borrower which Lender may possess at any time.

9.4 [Intentionally Reserved].

9.5 Security.  The Obligations are secured as provided in this Agreement, the Security Documents, in the other Loan Documents and in each other document or agreement that by its terms secures the repayment or performance of the Obligations.

9.6 Survival.  All representations, warranties, covenants and agreements made by Borrower herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the other Loan Documents and the issuance of the Notes.

9.7 Delay or Omission.  No delay or omission on the part of Lender in exercising any right, remedy or power arising from any Event of Default shall impair any such right, remedy or power or any other right remedy or power or be considered a waiver or any right, remedy or power or any Event of Default nor shall the action or omission to act by Lender upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

9.8 Notices.  Any notice required, permitted or contemplated hereunder shall, except as expressly provided in this Agreement, be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder and shall be deemed duly sent: (a) when delivered in hand, (b) on completion of a facsimile transmission to the number listed below, so long as (i) receipt of confirmation of the telecopy is made by the sending party and (ii) an original notice is also sent to the receiving party contemporaneously with facsimile by overnight courier or certified U.S. mail as provided in this Section 9.8, (c) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (d) when mailed by registered or certified mail, return receipt requested, addressed as follows:

To Borrower and                  FAAC Incorporated
Parent:                                   1229 Oak Valley Drive
Ann Arbor, MI  48108
Fax:  (734) 761-5368
E-mail:  tpaup@arotechusa.com

With a copy to:                    Yaakov Har-Oz
Senior Vice President and General Counsel
Arotech Corporation/Epsilor-Electric Fuel Ltd.
One HaSolela Street
Beit Shemesh 99054, Israel
Fax:  011-972-2-990-6688
E-mail:  yaakovh@arotech.com

To Lender:                             Fifth Third Bank
217 E. Washington
Ann Arbor, MI  48104
Attention:  Thomas J. Randall
Fax: (734) 214-7952
E-mail:  tom.randall@53.com

Copies of all notices shall be sent by e-mail to the addresses set forth above.

Any party may change such address by sending written notice of the change to the other party.

9.9 No Partnership.  Nothing contained herein or in any of the Loan Documents is intended to create or shall be construed to create any partnership, joint venture or other relationship between Lender and Borrower other than as expressly set forth herein or therein and shall not create any joint venture, partnership or other relationship.

9.10 Electronic Communication.  Lender may, in its discretion, elect, from time to time, to receive certain information, including reports, otherwise required by the terms of this Agreement or the other Loan Documents ("Reports") from Borrower via electronic mail transmission ("e-mail").  Lender will designate from time to time its e-mail address to Borrower (the "Lender E-mail Address").  All e-mail transmissions of Reports from Borrower shall contain the information as specified in this Agreement, shall be formatted or displayed in a manner and order substantially similar to that shown in this Agreement or otherwise required by Lender and shall conform to the specifications described in this Agreement. Borrower will be solely responsible for the confidentiality of the contents of e-mail transmissions during transmission to the Lender E-mail Address.  Borrower will be responsible for the accuracy of all information provided to Lender via e-mail transmission to the Lender E-mail Address, and any information so received by Lender will be deemed to have been submitted by and received from Borrower.  In the event of a failure of the transmission of the Reports, it is the responsibility of Borrower to transmit the contents of any pending transmission to Lender using an alternative method which is timely and in accordance with this Agreement.  Borrower agrees that, by sending Lender the Reports via e-mail transmission, Borrower is certifying the truthfulness and accuracy in all material respects of the Reports submitted each and every time Borrower sends Lender the Reports.  Borrower further agrees that, on each occasion when Borrower sends Lender e-mail transmissions containing Reports, Borrower is warranting and representing to Lender the truthfulness and accuracy in all material respects of the representations and warranties relevant to that Report set forth in the relevant Loan Document.  Borrower consents to and represents that it is Borrower's intent that by Borrower's insertion of Borrower's name in the subject line of the transmitting e-mail, or on the Reports (including the header and/or the certification line), Borrower intends such to constitute a legally binding and enforceable signature of Borrower, and in all aspects the legal equivalent of Borrower's handwritten signature.

9.11 Indemnification.  If after receipt of any payment of all or part of the Obligations, Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement shall continue in full force and effect and Borrower shall be liable to, and shall indemnify, save and hold Lender, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered.  The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance on such payment, and any such contrary action so taken shall be without prejudice to Lender's rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable.  In addition, Borrower shall indemnify, defend, save and hold Lender, its Affiliates, and their respective officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and reasonable attorneys' fees), that Lender or any such indemnified party may incur arising out of any or all of (a) this Agreement or any of the other Loan Documents or any transaction arising or contemplated hereby, (b) any act taken by Lender hereunder or under any of the other Loan Documents, or (c) any Other Taxes except to the extent of the willful misconduct or gross negligence of such indemnified party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  The provisions of this Section shall survive the termination of this Agreement.

9.12 Power of Attorney. Borrower hereby appoints Lender, as its attorney-in-fact to indorse its name on all instruments and other documents payable to Borrower in order for Lender to perform its services under this Agreement, including under Section 2.4.  Upon the occurrence and during the continuation of an Event of Default, Lender shall be entitled, but not required, to perform any action or execute any document required to be taken or executed by Borrower under this Agreement and the other Loan Documents; provided that Borrower shall not be relieved of such obligation under this Agreement and the other Loan Documents.  The powers of attorney described in this Section are coupled with an interest and are irrevocable.

9.13 Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement and the other Loan Documents shall be governed by the domestic laws of the State of Michigan.  Borrower agrees that the state and federal courts in Washtenaw County, Michigan, or any other court in which Lender initiates proceedings, have non-exclusive jurisdiction over all matters arising out of the Loan Documents, WITHOUT LIMITATION ON THE ABILITY OF LENDER, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE REPAYMENT AND COLLECTION OF THE OBLIGATIONS AND THE EXERCISE OF ALL OF LENDER'S RIGHTS AGAINST BORROWER WITH RESPECT THERETO AND ANY SECURITY OR PROPERTY OF BORROWER, INCLUDING DISPOSITIONS OF THE LOAN COLLATERAL, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address described in the Notices section of this Agreement.  LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE OTHER LOAN DOCUMENTS.

9.14 PATRIOT ACT NOTICE.  To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each party who opens an account.  Lender will ask each party to a financial transaction their name, address and other information that will allow Lender to identify such party.  Lender may also ask to see other documents that substantiate a party's identity.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower, Parent and Lender have executed this Agreement by their duly authorized officers as of the date first above written.

BORROWER:

FAAC INCORPORATED

By:          /s/ Thomas J. Paup

Print Name:  Thomas J. Paup

Title:  Treasurer

PARENT:

AROTECH CORPORATION

By:          /s/ Thomas J. Paup

Print Name: Thomas J. Paup

Title:  Vice-President-Finance and Chief Financial Officer

LENDER:

FIFTH THIRD BANK

By:          /s/ Thomas J. Randall

Print Name:  Thomas J. Randall

Title:  Vice President

[Signature page to Credit Agreement]

EXHIBIT 2.1

REVOLVING NOTE

$10,000,000.00

Termination Date: May 31, 2013	Dated Effective: April 30, 2012

FOR VALUE RECEIVED, the undersigned, FAAC Incorporated, a Michigan corporation (the “Borrower”) promises to pay to the order of Fifth Third Bank, an Ohio banking corporation (“Lender”), at 1000 Town Center, Suite 1500, Southfield, Michigan 48075, or at such other place as the Lender may designate in writing, the principal sum of $10,000,000, plus interest as hereinafter provided on all amounts outstanding hereunder, all in lawful money of the United States of America.

Interest Rate.  Principal amount(s) outstanding under this Note shall bear interest on a basis of a year of 360 days for the actual number of days amounts are outstanding hereunder at a rate per annum (the “Effective Interest Rate”) equal to LIBOR plus Three and Three-Quarters (3.75%) percentage points.  For purposes of the foregoing, the following shall apply:

A.           "LIBOR Rate" means the rate is the rate of interest fixed by the British Bankers’ Association at 11:00 a.m., London time, relating to quotations for the one month London Interbank Offered Rates on U.S. Dollar deposits as published by Bloomberg LP, or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by the Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any successor) as determined by Lender at approximately 10:00 a.m. Cincinnati, Ohio time on the relevant date of determination.  The Effective Interest Rate shall initially be determined as of the date of the initial advance of funds to the Borrower under this Note and shall be effective until the first Business Day of the month following the initial advance.  The Effective Interest Rate shall be adjusted automatically on the first Business Day of each month thereafter, commencing on the first Business Day of the month following the expiration of the initial Effective Interest Rate determination under this Note.  Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

B.           “Business Day” shall have the meaning set forth in the Credit Agreement hereinafter referenced.

C.           LIBOR Unavailability.  If the Lender determines in good faith (which determination shall be conclusive, absent manifest error) that (a) United States dollar deposits of sufficient amount and maturity for funding the loan evidenced by this Note are not available to the Lender in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate, the Lender shall promptly notify the Borrower thereof.  Thereafter the principal amount outstanding under this Note shall bear interest at the Prime Rate plus 3.75 percentage points on such date or such earlier date as required by law.

D.           Regulatory Change.  In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Lender, make it unlawful for the Lender to make or maintain the loan evidenced by this Note at the LIBOR Rate, the Lender shall promptly notify the Borrower and the LIBOR Rate shall no longer be available hereunder.  Thereafter, the principal outstanding under this Note shall bear interest at the Prime Rate plus 3.75 percentage points on such date or such earlier date as required by law.

E.           Indemnity.  If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Lender; (b) subject the Lender or the loan evidenced by this Note to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Lender of principal or interest due from the Borrower to the Lender hereunder (other than a change in the taxation of the overall net income of the Lender); or (c) impose on the Lender any other condition regarding the loan evidenced by this Note or the Lender’s funding thereof, and the Lender shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Lender of making or maintaining the loan evidenced by this Note at the LIBOR Rate or to reduce the amount of principal or interest received by the Lender hereunder, then the Borrower shall pay to the Lender, on demand, such additional amounts as the Lender shall, from time to time, reasonably determine are necessary to compensate and indemnify the Lender for such increased cost or reduced amount.

Advances.  This Note is given as evidence of any and all indebtedness of the Borrower to the Lender arising as a result of advances or other credit which may be made under this Note from time to time.  The principal amount of indebtedness owing pursuant to this Note shall change from time to time, decreasing in an amount equal to any and all payments of principal made by the Borrower and increasing by an amount equal to any and all advances made by the Lender to the Borrower pursuant to the terms hereof.  The books and records of the Lender shall be conclusive evidence of the amount of principal and interest owing hereunder at anytime.  From time to time, the Lender shall furnish Borrower a statement of the amount of principal and interest owing or outstanding hereunder, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless the Lender receives a written statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless the Lender receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished.

Payment.  Accrued interest shall be payable on the first Business Day of each month, beginning on June 1, 2012.  The principal balance and all accrued interest shall be due on the Termination Date.  All payments made hereunder shall be applied first against costs and expenses required to be paid hereunder, then against accrued interest to the extent thereof and the balance shall be applied against the outstanding principal amount hereof.  In addition, this Note may be subject to a Rate Management Transaction.

Rate Management Transaction.  If Borrower elects to enter into any Rate Management Transaction, then this Note is subject to such Rate Management Agreement and further evidences the Rate Management Obligations.

Prepayment.  This Note may be prepaid, in full or in part, without the payment of any prepayment fee or penalty.

Additional Definitions.  The following terms, as used in this Note, shall have the following meanings:

2

"Prime Rate" means the index rate established and designated by the Lender, in its sole discretion, to be its “prime rate” as the same may be changed from time to time and shall not refer to the actual rate of interest charged by the Lender to any particular borrower or borrowers.

“Rate Management Agreement” means any agreement, device or arrangement evidencing any Rate Management Transaction.

“Rate Management Obligation” means any and all obligations of Borrower to Lender or any of its affiliates, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments or any Rate Management Agreement.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Lender or any of its affiliates, which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or any other transaction which is governed by an ISDA Master Agreement, between the Borrower and the Lender or any of its affiliates.

“Regulatory Change” means the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending office.

Events of Default.  The Borrower, without notice or demand of any kind, except as provided for in the Credit Agreement hereinafter referenced, shall be in default under this Note if any Event of Default, as defined in the Credit Agreement hereinafter referenced, as the same may be amended from time to time, shall occur (“Event of Default”).

Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Lender may, without notice, declare the entire unpaid and outstanding principal balance hereunder and all accrued interest, together with all other indebtedness of Borrower to the Lender, to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower, and thereupon the Lender shall have and may exercise anyone or more of the rights and remedies provided herein or in any loan agreement, mortgage, guaranty, security agreement or other document relating hereto.  The remedies provided for hereunder are cumulative to the remedies for collection of the amounts owing hereunder as provided by law or by any loan agreement, mortgage, guaranty, security agreement or other document relating hereto.  Nothing herein is intended, nor should it be construed, to preclude the Lender from pursuing any other remedy for the recovery of any other sum to which the Lender may be or become entitled for breach of the terms of this Note or any loan agreement, mortgage, guaranty, security agreement or other instrument relating hereto.

3

Costs of Collection.  Borrower agrees, in case of an Event of Default under the terms of this Note or under any loan agreement, security or other agreement executed in connection herewith, to pay all out-of-pocket costs of the Lender for collection of this Note and all other liabilities of Borrower to the Lender and enforcement of its rights hereunder, including reasonable attorney fees and legal expenses including participation in bankruptcy proceedings.

No Waiver of Default.  Acceptance by the Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default for so long as such entire amount shall remain unpaid.  During the occurrence and continuance of any Event of Default, neither the failure of the Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Lender to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

Interest Rate Limited to Maximum Provided by Law.  Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Note.  Should any interest, or other charges, charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note.  If the Lender shall reasonably determine that the interest rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is, or may be, usurious or otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate permitted to be charged by stipulation in writing between the Lender and Borrower, at the option of the Lender, shall immediately become due and payable.

Waiver of Jury Trial.  BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR ITS BENEFIT WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT, OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS NOTE OR THE LOAN EVIDENCED BY THIS NOTE, AND AGREES THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS NOTE OR THE LOAN EVIDENCED BY THIS NOTE SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

General.  Borrower and all endorsers and guarantors hereof, if any, hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution.  The liability of the Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.  This Note shall be deemed to have been executed in, and all rights and obligations hereunder shall be governed by, the laws of the State of Michigan.

4

Other Documents.  This Note has been executed pursuant to, or is secured or supported by a Credit Agreement executed by Borrower dated of even date herewith and the Loan Documents as therein defined, and all amendments, modifications, extensions and restatements thereof.  Reference is hereby made to the foregoing documents for additional terms relating to the transaction giving rise to this Note, the security or support given for this Note and additional terms and conditions under which this Note matures, may be accelerated or prepaid.

 [SIGNATURE PAGE FOLLOWS]

5

Borrower:

FAAC Incorporated,
a Michigan corporation

By: /s/ Thomas J. Paup
Its: Treasurer

[Signature page to Revolving Note]

EXHIBIT 2.2

TERM LOAN NOTE

$1,100,000.00

Term Loan Maturity Date: May 31, 2017	Dated Effective: April 30, 2012

FOR VALUE RECEIVED, the undersigned, FAAC Incorporated, a Michigan corporation (the “Borrower”) promises to pay to the order of Fifth Third Bank, an Ohio banking corporation (“Lender”), at 1000 Town Center, Suite 1500, Southfield, Michigan 48075, or at such other place as the Lender may designate in writing, the principal sum of $1,100,000, plus interest as hereinafter provided on all amounts outstanding hereunder, all in lawful money of the United States of America.

Interest Rate.  Principal amount(s) outstanding under this Note shall bear interest on a basis of a year of 360 days for the actual number of days amounts are outstanding hereunder at a rate per annum (the “Effective Interest Rate”) equal to LIBOR plus Three and Three-Quarters (3.75%) percentage points.  For purposes of the foregoing, the following shall apply:

A.           "LIBOR Rate" means the rate is the rate of interest fixed by the British Bankers’ Association at 11:00 a.m., London time, relating to quotations for the one month London Interbank Offered Rates on U.S. Dollar deposits as published by Bloomberg LP, or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by the Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any successor) as determined by Lender at approximately 10:00 a.m. Cincinnati, Ohio time on the relevant date of determination.  The Effective Interest Rate shall initially be determined as of the date of the initial advance of funds to the Borrower under this Note and shall be effective until the first Business Day of the month following the initial advance.  The Effective Interest Rate shall be adjusted automatically on the first Business Day of each month thereafter, commencing on the first Business Day of the month following the expiration of the initial Effective Interest Rate determination under this Note.  Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

B.           “Business Day” shall have the meaning set forth in the Credit Agreement hereinafter referenced.

C.           LIBOR Unavailability.  If the Lender determines in good faith (which determination shall be conclusive, absent manifest error) that (a) United States dollar deposits of sufficient amount and maturity for funding the loan evidenced by this Note are not available to the Lender in the London Interbank Eurodollar market in the ordinary course of business, or (b) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate, the Lender shall promptly notify the Borrower thereof.  Thereafter the principal amount outstanding under this Note shall bear interest at the Prime Rate plus 3.75 percentage points on such date or such earlier date as required by law.

D.           Regulatory Change.  In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Lender, make it unlawful for the Lender to make or maintain the loan evidenced by this Note at the LIBOR Rate, the Lender shall promptly notify the Borrower and the LIBOR Rate shall no longer be available hereunder.  Thereafter, the principal outstanding under this Note shall bear interest at the Prime Rate plus 3.75 percentage points on such date or such earlier date as required by law.

E.           Indemnity.  If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Lender; (b) subject the Lender or the loan evidenced by this Note to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Lender of principal or interest due from the Borrower to the Lender hereunder (other than a change in the taxation of the overall net income of the Lender); or (c) impose on the Lender any other condition regarding the loan evidenced by this Note or the Lender’s funding thereof, and the Lender shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Lender of making or maintaining the loan evidenced by this Note at the LIBOR Rate or to reduce the amount of principal or interest received by the Lender hereunder, then the Borrower shall pay to the Lender, on demand, such additional amounts as the Lender shall, from time to time, reasonably determine are necessary to compensate and indemnify the Lender for such increased cost or reduced amount.

Payment.  Principal in the amount of $4,583.33 and accrued interest shall be payable monthly beginning on June 1, 2012, and continuing on the same day of each consecutive month thereafter.  The principal balance and all accrued interest shall be due on the Term Loan Maturity Date.  All payments made hereunder shall be applied first against costs and expenses required to be paid hereunder, then against accrued interest to the extent thereof and the balance shall be applied against the outstanding principal amount hereof.  In addition, this Note may be subject to a Rate Management Transaction.

Rate Management Transaction.  If Borrower elects to enter into any Rate Management Transaction, then this Note is subject to such Rate Management Agreement and further evidences the Rate Management Obligations.

Prepayment.  This Note may be prepaid, in full or in part, without the payment of any prepayment fee or penalty.

Additional Definitions.  The following terms, as used in this Note, shall have the following meanings:

"Prime Rate" means the index rate established and designated by the Lender, in its sole discretion, to be its “prime rate” as the same may be changed from time to time and shall not refer to the actual rate of interest charged by the Lender to any particular borrower or borrowers.

“Rate Management Agreement” means any agreement, device or arrangement evidencing any Rate Management Transaction.

“Rate Management Obligation” means any and all obligations of Borrower to Lender or any of its affiliates, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments or any Rate Management Agreement.

2

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and Lender or any of its affiliates, which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or any other transaction which is governed by an ISDA Master Agreement, between the Borrower and the Lender or any of its affiliates.

“Regulatory Change” means the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending office.

Events of Default.  The Borrower, without notice or demand of any kind, except as provided for in the Credit Agreement hereinafter referenced, shall be in default under this Note if any Event of Default, as defined in the Credit Agreement hereinafter referenced, as the same may be amended from time to time, shall occur (“Event of Default”).

Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Lender may, without notice, declare the entire unpaid and outstanding principal balance hereunder and all accrued interest, together with all other indebtedness of Borrower to the Lender, to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower, and thereupon the Lender shall have and may exercise anyone or more of the rights and remedies provided herein or in any loan agreement, mortgage, guaranty, security agreement or other document relating hereto.  The remedies provided for hereunder are cumulative to the remedies for collection of the amounts owing hereunder as provided by law or by any loan agreement, mortgage, guaranty, security agreement or other document relating hereto.  Nothing herein is intended, nor should it be construed, to preclude the Lender from pursuing any other remedy for the recovery of any other sum to which the Lender may be or become entitled for breach of the terms of this Note or any loan agreement, mortgage, guaranty, security agreement or other instrument relating hereto.

Costs of Collection.  Borrower agrees, in case of an Event of Default under the terms of this Note or under any loan agreement, security or other agreement executed in connection herewith, to pay all out-of-pocket costs of the Lender for collection of this Note and all other liabilities of Borrower to the Lender and enforcement of its rights hereunder, including reasonable attorney fees and legal expenses including participation in bankruptcy proceedings.

No Waiver of Default.  Acceptance by the Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default for so long as such entire amount shall remain unpaid.  During the occurrence and continuance of any Event of Default, neither the failure of the Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Lender to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

3

Interest Rate Limited to Maximum Provided by Law.  Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Note.  Should any interest, or other charges, charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note.  If the Lender shall reasonably determine that the interest rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is, or may be, usurious or otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate permitted to be charged by stipulation in writing between the Lender and Borrower, at the option of the Lender, shall immediately become due and payable.

Waiver of Jury Trial.  BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR ITS BENEFIT WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT, OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS NOTE OR THE LOAN EVIDENCED BY THIS NOTE, AND AGREES THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS NOTE OR THE LOAN EVIDENCED BY THIS NOTE SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

General.  Borrower and all endorsers and guarantors hereof, if any, hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution.  The liability of the Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.  This Note shall be deemed to have been executed in, and all rights and obligations hereunder shall be governed by, the laws of the State of Michigan.

Other Documents.  This Note has been executed pursuant to, or is secured or supported by a Credit Agreement executed by Borrower dated of even date herewith and the Loan Documents as therein defined, and all amendments, modifications, extensions and restatements thereof.  Reference is hereby made to the foregoing documents for additional terms relating to the transaction giving rise to this Note, the security or support given for this Note and additional terms and conditions under which this Note matures, may be accelerated or prepaid.

 [SIGNATURE PAGE FOLLOWS]

4

Borrower:

FAAC Incorporated,
a Michigan corporation

By: /s/ Thomas J. Paup
Its: Treasurer

[Signature page to Term Loan Note]